                                          Filed Pursuant to Rule 424(b)(3)
                                          Reg. No. 333-29839

                             ONBANK CAPITAL TRUST I

                             OFFER TO EXCHANGE ITS

                       9.25% EXCHANGE CAPITAL SECURITIES

           (LIQUIDATION AMOUNT $1,000 PER EXCHANGE CAPITAL SECURITY)

          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

                       FOR ANY AND ALL OF ITS OUTSTANDING

                       9.25% ORIGINAL CAPITAL SECURITIES

           (LIQUIDATION AMOUNT $1,000 PER ORIGINAL CAPITAL SECURITY)

         FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY

                                ONBANCORP, INC.

       THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,

            NEW YORK CITY TIME, ON AUGUST 21, 1997, UNLESS EXTENDED

    OnBank Capital Trust I, a trust formed under the laws of the State of Delaware (the "Trust"), hereby offers, upon the terms and subject to the conditions set forth in this prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange up to $60,000,000 aggregate liquidation amount of its 9.25% Series B Capital Securities (the "Exchange Capital Securities") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a registration statement (as defined herein) of which this Prospectus constitutes a part, for a like liquidation amount of its outstanding 9.25% Series A Capital Securities (the "Original Capital Securities"), of which $60,000,000 aggregate liquidation amount is outstanding. Pursuant to the Exchange Offer, ONBANCorp, Inc., a Delaware corporation (the "Corporation" or "ONBANCorp"), is also offering to exchange (i) its guarantee of payments of cash distributions and payments on liquidation of the Trust or redemption of the Original Capital Securities (the "Original Guarantee") for a like guarantee in respect of the Exchange Capital Securities (the "Exchange Guarantee") and (ii) $60,000,000 aggregate principal amount of its 9.25% Series A Junior Subordinated Deferrable Interest Debentures due February 1, 2027 (the "Original Junior Subordinated Debentures") for a like aggregate principal amount of its 9.25% Series B Junior Subordinated Deferrable Interest Debentures due February 1, 2027 (The "Exchange Junior Subordinated Debentures"), which Exchange Guarantee and Exchange Junior Subordinated Debentures also have been registered under the Securities Act. The Original Capital Securities, the Original Guarantee and the Original Junior Subordinated Debentures are collectively referred to herein as the "Original Securities" and the Exchange Capital Securities, the Exchange Guarantee and the Exchange Junior Subordinated Debentures are collectively referred to herein as the "Exchange Securities."

    The terms of the Exchange Securities are identical in all material respects to the respective terms of the Original Securities, except that (1) the Exchange Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Original Securities, (2) the Exchange Capital Securities will not provide for any increase in the distribution rate thereon and (3) the Exchange Junior Subordinated Debentures will not provide for any liquidated damages thereon. See "Description of Exchange Securities" and "Description of Original Securities." The Exchange Capital Securities are being offered for exchange in order to satisfy certain obligations of the Corporation and the Trust under the Registration Rights Agreement dated as of February 4, 1997 (the "Registration Agreement") among the Corporation, the Trust and the Initial Purchasers (as defined herein). In the event that the Exchange Offer is consummated, any Original Capital Securities which remain outstanding after consummation of the Exchange Offer and the Exchange Capital Securities issued in the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding liquidation amount thereof have taken certain actions or exercised certain rights under the Trust Agreement (as defined herein).

                                               (CONTINUED ON THE FOLLOWING PAGE)
                            ------------------------

    This Prospectus and the Letter of Transmittal are first being mailed to all holders of Original Capital Securities on or about July 22, 1997.

    See "Risk Factors" commencing on page 19 for certain information that should be considered by holders in deciding whether to tender Original Capital Securities in the Exchange Offer.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is July 22, 1997.

    The Exchange Capital Securities and the Original Capital Securities (collectively, the "Capital Securities") represent beneficial interests in the assets of the Trust. The Corporation is the owner of all of the beneficial interests represented by common securities of the Trust (the "Common Securities," and together with the Capital Securities, the "Trust Securities"). The Bank of New York is the Property Trustee of the Trust. The Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in the Junior Subordinated Debentures (as defined herein). The Junior Subordinated Debentures will mature on February 1, 2027 (the "Stated Maturity Date"). The Capital Securities will have a preference over the Common Securities under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise. See "Description of Exchange Securities-- Description of Exchange Capital Securities--Subordination of Common Securities."

    AS USED HEREIN, (I) THE "INDENTURE" MEANS THE INDENTURE, DATED AS OF FEBRUARY 4, 1997, AS AMENDED AND SUPPLEMENTED FROM TIME TO TIME, BETWEEN THE CORPORATION AND THE BANK OF NEW YORK, AS TRUSTEE (THE "DEBENTURE TRUSTEE"), RELATING TO THE JUNIOR SUBORDINATED DEBENTURES, (II) THE "TRUST AGREEMENT" MEANS THE AMENDED AND RESTATED DECLARATION OF TRUST RELATING TO THE TRUST, DATED AS OF FEBRUARY 4, 1997 AMONG THE CORPORATION, AS SPONSOR, THE BANK OF NEW YORK AS PROPERTY TRUSTEE (THE "PROPERTY TRUSTEE"), THE BANK OF NEW YORK (DELAWARE) AS DELAWARE TRUSTEE (THE "DELAWARE TRUSTEE"), AND THE ADMINISTRATIVE TRUSTEES NAMED THEREIN (COLLECTIVELY, WITH THE PROPERTY TRUSTEE AND DELAWARE TRUSTEE, THE "ISSUER TRUSTEES"). IN ADDITION, AS THE CONTEXT MAY REQUIRE, (I) THE TERM "JUNIOR SUBORDINATED DEBENTURES" INCLUDES THE ORIGINAL JUNIOR SUBORDINATED DEBENTURES AND THE EXCHANGE JUNIOR SUBORDINATED DEBENTURES, (II) THE TERM "COMMON GUARANTEE" MEANS THE GUARANTEE AGREEMENT RELATING TO THE COMMON SECURITIES BETWEEN THE CORPORATION AND THE BANK OF NEW YORK, AS TRUSTEE, AND
(III) THE TERM "GUARANTEE" INCLUDES THE ORIGINAL GUARANTEE AND THE EXCHANGE GUARANTEE.

    Holders of the Trust Securities are entitled to receive cumulative cash distributions arising from the payment of interest on the Junior Subordinated Debentures accruing from February 4, 1997 and payable semi-annually in arrears on the 1st day of February and August of each year (each, an "Interest Payment Date"), commencing August 1, 1997, at the annual rate of 9.25% of the Liquidation Amount of $1,000 per Trust Security ("Distributions"). So long as no Debenture Event of Default (as herein defined) has occurred and is continuing, the Corporation has the right to defer payments of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each deferral period (each, an "Extension Period"); provided, however, that no Extension Period shall end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due, the Corporation may elect to begin a new Extension Period, subject to the requirements set forth herein. If and for so long as interest payments on the Junior Subordinated Debentures are so deferred, Distributions on the Trust Securities will also be deferred and the Corporation will not be permitted, subject to certain exceptions described herein, to (i) declare or pay any cash distributions with respect to the Corporation's capital stock (which includes common and preferred stock) or (ii) to make any payment with respect to debt securities of the Corporation that rank PARI PASSU with or junior to the Junior Subordinated Debentures. During an Extension Period, interest on the Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Trust Securities are entitled will accumulate) at the rate of 9.25% per annum, compounded semi-annually, and holders of Trust Securities will be required to accrue such deferred interest income for United States Federal income tax purposes prior to the receipt of the cash attributable to such income. See "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures--Option to Extend Interest Payment Date" and "Certain United States Federal Income Tax Consequences--Interest Income and Original Issue Discount."

    The Corporation has, through the Guarantee, the Common Guarantee, the Trust Agreement, the Junior Subordinated Debentures and the Indenture (each as defined herein), taken together, fully, irrevocably and unconditionally guaranteed all of the Trust's obligations under the Trust Securities. See "Relationship Among the Exchange Capital Securities, the Exchange Junior Subordinated Debentures and the Exchange Guarantee--Full and Unconditional Guarantee." The Exchange Guarantee will guarantee payments of Distributions and payments on liquidation or redemption of the Exchange Capital Securities, but only to the extent that the Trust holds funds on hand legally available therefor and has filed to make such payments, as described herein. See "Description of Exchange Securities--Description of Exchange Guarantee." If the Corporation fails to make a required payment on the Junior Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the Trust Securities. The Guarantee does not cover any such payment when the Trust does not have sufficient funds on hand legally available therefor. In such event, a holder of Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights in respect of such payment. See "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures-- Enforcement of Certain Rights by Holders of Exchange Capital Securities." The obligations of the Corporation under the Guarantee, the Common Guarantee and the Junior Subordinated Debentures are subordinate and junior in right of payment to all Senior Indebtedness (as defined in "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures--Subordination").

    The Trust Securities are subject to mandatory redemption in a Like Amount (as defined herein) (i) in whole, but not in part, on the Stated Maturity Date upon repayment of the Junior Subordinated Debentures at a redemption price equal to the principal amount of, plus accrued interest on, the Junior Subordinated Debentures (the "Maturity Redemption Price"), (ii) in whole, but not in part, at any time prior to February 1, 2007, contemporaneously with the optional prepayment of the Junior Subordinated Debentures by the Corporation, upon the occurrence and continuation of a Special Event (as defined herein) at a redemption price equal to the Special Event Prepayment Price (as defined herein) (the "Special Event Redemption Price"), and (iii) in whole or in part, on or after February 1, 2007, contemporaneously with the optional prepayment by the Corporation of the Junior Subordinated Debentures, at a redemption price equal to the Optional Prepayment Price (as defined herein) (the "Optional Redemption Price"). Any of the Maturity Redemption Price, the Special Event Redemption Price or the Optional Redemption Price may be referred to herein as the "Redemption Price." See "Description of Exchange Securities--Description of Exchange Capital Securities--Redemption."

    Subject to the Corporation having received prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve") to do so if then required under applicable capital guidelines or policies of the Federal Reserve, the Junior Subordinated Debentures are prepayable prior to the Stated Maturity Date at the option of the Corporation (i) on or after February 1, 2007 (the "Initial Optional Prepayment Date"), in whole or in part, at a prepayment price (the "Optional Prepayment Price") equal to 104.625% of the principal amount thereof on February 1, 2007, declining ratably on each February 1 thereafter to 100% on or after February 1, 2017, or (ii) at any time prior to the Initial Optional Prepayment Date, in whole but not in part, upon the occurrence and continuation of a Special Event, at a prepayment price (the "Special Event Prepayment Price") equal to the greater of (a) 100% of the principal amount thereof or (b) the sum, as determined by a Quotation Agent (as defined herein), of the present values of the principal amount and premium payable with respect to an optional redemption of such Junior Subordinated Debentures on the Initial Optional Prepayment Date, together with scheduled payments of interest on the Junior Subordinated Debentures from the prepayment date to and including the Initial Optional Prepayment Date, discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined herein) plus, in the case of each of clauses (i) and (ii), accumulated but unpaid interest thereon to the date of prepayment. Either of the Optional Prepayment Price or the Special Event Prepayment Price may be referred to herein as the "Prepayment Price." See "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures--Optional Prepayment" and "--Special Event Prepayment."

    The Corporation, has the right at any time to terminate the Trust and cause a Like Amount of the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities upon liquidation of the Trust, subject to (i) the Corporation having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Capital Securities and
(ii) the prior approval of the Federal Reserve to do so, if then required under applicable capital guidelines or policies of the Federal Reserve. Unless the Junior Subordinated Debentures are distributed to the holders of the Trust Securities, in the event of a liquidation of the Trust as described herein, after satisfaction of liabilities to creditors of the Trust as required by applicable law, the holders of the Trust Securities generally will be entitled to receive a Liquidation Amount of $1,000 per Trust Security plus accumulated and unpaid Distributions thereon to the date of payment. See "Description of Exchange Securities--Description of Exchange Capital Securities--Liquidation of the Trust and Distribution of Junior Subordinated Debentures."

    The Capital Securities, including the Exchange Capital Securities when issued, may be transferred only in a block having a Liquidation Value of not less than $100,000 (100 Capital Securities).

    The Trust is making the Exchange Offer of the Exchange Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Corporation nor the Trust has sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Capital Securities, Exchange Guarantee and Exchange Debentures as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the Commission, and subject to the two immediately following sentences, the Corporation and the Trust believe that the Exchange Capital Securities, Exchange Guarantee and Exchange Junior Subordinated Debentures issued pursuant to this Exchange Offer in exchange for Original Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. However, any holder of Original Capital Securities who is an "affiliate" of the Corporation or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing Exchange Capital Securities, or any broker-dealer who purchased Original Capital Securities from the Trust to resell pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (ii) will not be permitted or entitled to tender such Original Capital Securities in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Original Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Original Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Original Capital Securities for Exchange Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Capital Securities.

    Each holder of Original Capital Securities who wishes to exchange Original Capital Securities for Exchange Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Corporation or the Trust, (ii) any Exchange Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. In addition, the Corporation and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Corporation and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) on behalf of whom such holder holds the Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Original Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Corporation and the Trust believe that broker-dealers who acquired Original Capital Securities for their own accounts, as a result of market-making activities or other trading activities ("Participating Broker-Dealers"), may fulfill their prospectus delivery requirements with respect to the Exchange Capital Securities received upon exchange of such Original Capital Securities (other than Original Capital Securities which represent an unsold allotment from the initial sale of the Original Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Capital Securities. Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a Prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Capital Securities received in exchange for Original Capital Securities acquired by such broker-dealer securities as a result of market-making activities or other trading activities. The Trust and the Corporation have agreed that, ending on the close of business on the 180th day following the Expiration Date (as described herein), they will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of Exchange Capital Securities received in exchange for Original Capital Securities pursuant to the Exchange Offer must notify the Corporation or the Trust, or cause the Corporation or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under "The Exchange Offer--Exchange Agent." Any Participating Broker-Dealer who is an "affiliate" of the Corporation or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer--Resales of Exchange Capital Securities."

    In that regard, each Participating Broker-Dealer who surrenders Original Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that upon receipt of notice from the Corporation or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Agreement, such Participating Broker-Dealer will suspend the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) pursuant to this Prospectus until the Corporation or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer, or the Corporation or the Trust has given notice that the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) may be resumed, as the case may be. If the Corporation or the Trust gives such notice to suspend the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable), it shall extend the 180-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of Exchange Capital Securities by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the Exchange Capital Securities or to and including the date on which the Corporation or the Trust has given notice that the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) may be resumed, as the case may be.

    Prior to the Exchange Offer, there has been only a limited secondary market and no public market for the Original Capital Securities. The Exchange Capital Securities will be a new issue of securities for which there currently is no market. Although the Initial Purchasers have informed the Corporation and the Trust that they each currently intend to make a market in the Exchange Capital Securities, they are not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Capital Securities. The Corporation and the Trust currently do not intend to apply for listing of the Exchange Capital Securities on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System.

    Any Original Capital Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Trust Agreement (except for those rights which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Original Capital Securities will continue to be subject to all of the existing restrictions upon transfer thereof and neither the Corporation nor the Trust will have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Original Capital Securities held by them. To the extent that Original Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Original Capital Securities could be adversely affected. See "Risk Factors--Consequences of a Failure to Exchange Original Capital Securities."

    THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF ORIGINAL CAPITAL SECURITIES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR ORIGINAL CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER.

    Original Capital Securities may be tendered for exchange on or prior to 5:00 p.m., New York City time, on August 21, 1997 (such time on such date being hereinafter called the "Expiration Date"), unless the Exchange Offer is extended by the Corporation or the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Original Capital Securities may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Original Capital Securities being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions which may be waived by the Corporation or the Trust and to the terms and provisions of the Registration Agreement. Original Capital Securities may be tendered in whole or in part having an aggregate Liquidation Amount of not less than $100,000 (100 Capital Securities) or any integral multiple of $1,000 Liquidation Amount (one Capital Security) in excess thereof. The Corporation, as Issuer of the Junior Subordinated Debentures, has agreed to pay all expenses of the Exchange Offer. See "The Exchange Offer--Fees and Expenses." Holders of Original Capital Securities as of July 15, 1997 (the record date for the initial Distribution on August 1, 1997), including such holders who tender their Original Capital Securities pursuant to the Exchange Offer, will be entitled to receive such Distribution. See "The Exchange Offer--Distributions on Exchange Capital Securities."

    Neither the Corporation nor the Trust will receive any cash proceeds from the issuance of the Exchange Capital Securities offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."

    No dealer, salesperson or other individual has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus in connection with this Exchange Offer and, if given or made, such information or representations must not be relied upon as having been authorized by the Corporation or the Trust. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstance create an implication that there has been no change in the affairs of the Corporation or the Trust since the date hereof. This Prospectus does not constitute an offer or a solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or anyone to whom it is unlawful to make such offer or solicitation.

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
AVAILABLE INFORMATION......................................................................................           9
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................................................           9
SUMMARY....................................................................................................          11
RISK FACTORS...............................................................................................          19
ONBANK CAPITAL TRUST I.....................................................................................          25
ONBANCORP, INC.............................................................................................          25
ACCOUNTING TREATMENT.......................................................................................          26
USE OF PROCEEDS............................................................................................          27
RATIOS OF EARNINGS TO FIXED CHARGES........................................................................          28
CAPITALIZATION.............................................................................................          29
SUMMARY FINANCIAL DATA.....................................................................................          30
THE EXCHANGE OFFER.........................................................................................          31
DESCRIPTION OF EXCHANGE SECURITIES.........................................................................          41
DESCRIPTION OF ORIGINAL SECURITIES.........................................................................          64
RELATIONSHIP AMONG THE EXCHANGE CAPITAL SECURITIES, THE EXCHANGE JUNIOR SUBORDINATED DEBENTURES AND THE
  EXCHANGE GUARANTEE.......................................................................................          65
CERTAIN FEDERAL INCOME TAX CONSEQUENCES....................................................................          67
ERISA CONSIDERATIONS.......................................................................................          72
PLAN OF DISTRIBUTION.......................................................................................          74
VALIDITY OF EXCHANGE SECURITIES............................................................................          74
EXPERTS....................................................................................................          74

                             AVAILABLE INFORMATION

    The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such information may also be accessed electronically by means of the Commission's home page on the Internet (http://www.sec.gov.). In addition, such reports, proxy statements and other information concerning the Corporation can be inspected at the offices of the National Association of Securities Dealers Automated Quotation System, 33 Whitehall Street, New York, New York 10004, on which exchange certain securities of the Corporation are listed.

    No separate financial statements of the Trust have been included herein. The Corporation and the Trust do not consider that such financial statements would be material to holders of the Capital Securities because the Trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Junior Subordinated Debentures, issuing the Trust Securities and engaging in incidental activities. See "OnBank Capital Trust I" and "Description of Exchange Securities." In addition, the Corporation does not expect that the Trust will file reports under the Exchange Act with the Commission.

    This Prospectus constitutes a part of a registration statement on Form S-4 (the "Registration Statement") filed by the Corporation and the Trust with the Commission under the Securities Act. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Corporation, the Trust and the Exchange Securities. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed by the Corporation with the Commission are incorporated into this Prospectus by reference:

        1. The Corporation's Annual Report on Form 10-K for the year ended December 31, 1996;

        2.  The Corporation's Proxy Statement dated March 18, 1997; and

        3. The Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

    All documents subsequently filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the Exchange Securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of such document. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    As used herein, the terms "Prospectus" and "herein" mean this Prospectus including the documents incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document.

    This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. These documents (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents) are available upon request from Investor Relations, ONBANCORP. INC., 101 South Salina Street, P.O. Box 4983, Syracuse, New York, 13221-4983. Telephone requests may be directed to Investor Relations at (315) 424-5995.

                                    SUMMARY

    THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. REFERENCE IS MADE TO, AND THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, CONTAINED ELSEWHERE IN THIS PROSPECTUS AND IN DOCUMENTS INCORPORATED BY REFERENCE HERETO.

ONBANK CAPITAL TRUST I

    The Trust is a statutory business trust formed under Delaware law pursuant to (i) the Trust Agreement executed by the Corporation, as Sponsor, the Bank of New York, as Property Trustee, and The Bank of New York (Delaware), as Delaware Trustee and the three individual Administrative Trustees named therein, and (ii) the filing of a certificate of trust with the Delaware Secretary of State on January 24, 1997. The Trust's business and affairs are conducted by the Issuer
Trustees: the Property Trustee, the Delaware Trustee, and the three individual Administrative Trustees who are employees or officers of or affiliated with the Corporation. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures issued by the Corporation and (iii) engaging in only those other activities necessary, advisable or incidental thereto. Accordingly, the Junior Subordinated Debentures will be the sole assets of the Trust, and payments under the Junior Subordinated Debentures will be the sole revenue of the Trust. All of the Common Securities are owned by the Corporation.

                                ONBANCORP, INC.

    The Corporation is a Delaware chartered bank holding company headquartered in Syracuse, New York, which operates two wholly owned subsidiaries, OnBank & Trust Co., a New York-chartered trust company ("OnBank"), and Franklin First Savings Bank, a Pennsylvania-chartered thrift ("Franklin," and together with OnBank, the "Banks"). Effective January 1, 1997, the Corporation's New York-chartered thrift subsidiary (the "Thrift") with $476 million in assets was merged into OnBank. The Banks offer diversified financial services through 120 locations in upstate New York and Scranton/Wilkes-Barre, Pennsylvania.

    At March 31, 1997, the Corporation had total consolidated assets of $5.5 billion, deposits of $3.9 billion and stockholders' equity of $332 million. For the year ended December 31, 1996, the Corporation reported net income of $43.0 million, or $2.86 per fully diluted common share. At March 31, 1997, OnBank (including the Thrift) had total assets of $4.0 billion, deposits of $3.0 billion and stockholder's equity of $271 million, and Franklin had total assets of $1.4 billion, deposits of $0.9 billion and stockholder's equity of $91 million. See "ONBANCorp, Inc.--Recent Developments."

    The principal business of the Banks is to accept deposits from the general public and to invest those deposits, together with funds from borrowings and ongoing operations, in business, consumer and residential mortgage loans. The Corporation has concentrated its efforts in the retail, municipal and commercial banking business, expanding the types of financial products and services, including trust services, offered to its customers. The Banks offer a variety of deposit and loan products to residents and businesses in their respective market areas.

                               THE EXCHANGE OFFER

The Exchange Offer..................  Up to $60,000,000 aggregate Liquidation Amount of
                                      Exchange Capital Securities are being offered in
                                      exchange for a like aggregate Liquidation Amount of
                                      Original Capital Securities. Original Capital
                                      Securities may be tendered for exchange in whole or
                                      in part in a Liquidation Amount of $100,000 (100
                                      Capital Securities) or any integral multiple of
                                      $1,000 (one Capital Security) in excess thereof. The
                                      Corporation and the Trust are making the Exchange
                                      Offer in order to satisfy their obligations under the
                                      Registration Agreement relating to the Original
                                      Capital Securities. For a description of the
                                      procedures for tendering Original Capital Securities,
                                      see "The Exchange Offer--Procedures for Tendering
                                      Original Capital Securities."

Expiration Date.....................  5:00 p.m., New York City time, on August 21, 1997, unless the Exchange Offer is extended by the
                                      Corporation or the Trust (in which case the
                                      Expiration Date will be the latest date and time to
                                      which the Exchange Offer is extended). See "The
                                      Exchange Offer--Terms of the Exchange Offer."

Conditions to the Exchange Offer....  The Exchange Offer is subject to certain conditions, which may be waived by the Corporation and the Trust
                                      in their sole discretion. The Exchange Offer is not
                                      conditioned upon any minimum Liquidation Amount of
                                      Original Capital Securities being tendered. See "The
                                      Exchange Offer--Conditions to the Exchange Offer."

Terms of the Exchange Offer.........  The Corporation and the Trust reserve the right in their sole and absolute discretion, subject to
                                      applicable law, at any time and from time to time,
                                      (i) to delay the acceptance of the Original Capital
                                      Securities for exchange, (ii) to terminate the
                                      Exchange Offer if certain specified conditions have
                                      not been satisfied, (iii) to extend the Expiration
                                      Date of the Exchange Offer and retain all Original
                                      Capital Securities tendered pursuant to the Exchange
                                      Offer, subject, however, to the right of holders of
                                      Original Capital Securities to withdraw their
                                      tendered Original Capital Securities, or (iv) to
                                      waive any condition or otherwise amend the terms of
                                      the Exchange Offer in any respect. See "The Exchange
                                      Offer--Terms of the Exchange Offer."

Withdrawal Rights...................  Tenders of Original Capital Securities may be
                                      withdrawn at any time on or prior to the Expiration
                                      Date by delivering a written notice of such
                                      withdrawal to the Exchange Agent in conformity with
                                      certain procedures set forth below under "The
                                      Exchange Offer--Withdrawal Rights."

Procedures for Tendering Original
  Capital Securities................  Certain brokers, dealers, commercial banks, trust companies and other nominees who hold Original
                                      Capital Securities through The Depository Trust
                                      Company ("DTC") must effect

                                      tenders by book-entry transfer through DTC's
                                      Automated Tender Offer Program ("ATOP"). Beneficial
                                      owners of Original Capital Securities registered in
                                      the name of a broker, dealer, commercial bank, trust
                                      company or other nominee are urged to contact such
                                      person promptly if they wish to tender Original
                                      Capital Securities pursuant to the Exchange Offer.
                                      Tendering holders of Original Capital Securities that
                                      do not use ATOP must complete and sign a Letter of
                                      Transmittal in accordance with the instructions
                                      contained therein and forward the same by mail,
                                      facsimile or hand delivery, together with any other
                                      required documents, to the Exchange Agent, either
                                      with the certificates of the Original Capital
                                      Securities to be tendered or in compliance with the
                                      specified procedures for guaranteed delivery of
                                      Original Capital Securities. Tendering holders of
                                      Original Capital Securities that use ATOP will, by so
                                      doing, acknowledge that they are bound by the terms
                                      of the Letter of Transmittal. See "The Exchange
                                      Offer--Procedures for Tendering Original Capital
                                      Securities."

                                      Letters of Transmittal and certificates representing
                                      Original Capital Securities should not be sent to the
                                      Corporation or the Trust. Such documents should only
                                      be sent to the Exchange Agent.

Resales of Exchange Capital
  Securities........................  The Corporation and the Trust are making the Exchange
                                      Offer in reliance on the position of the staff of the
                                      Division of Corporation Finance of the Commission as
                                      set forth in certain interpretive letters addressed
                                      to third parties in other transactions. However,
                                      neither the Corporation nor the Trust has sought its
                                      own interpretive letter and there can be no assurance
                                      that the staff of the Division of Corporation Finance
                                      of the Commission would make a similar determination
                                      with respect to the Exchange Offer as it has in such
                                      interpretive letters to third parties.

                                      Based on these interpretations by the staff of the
                                      Division of Corporation Finance of the Commission,
                                      and subject to the two immediately following
                                      sentences, the Corporation and the Trust believe that
                                      Exchange Capital Securities issued pursuant to this
                                      Exchange Offer in exchange for Original Capital
                                      Securities may be offered for resale, resold and
                                      otherwise transferred by a holder thereof (other than
                                      a holder who is a broker-dealer) without further
                                      compliance with the registration and prospectus
                                      delivery requirements of the Securities Act, provided
                                      that such Exchange Capital Securities are acquired in
                                      the ordinary course of such holder's business and
                                      that such holder is not participating, and has no
                                      arrangement or understanding with any person to
                                      participate, in a distribution (within the meaning of
                                      the Securities Act) of such Exchange Capital
                                      Securities. However, any holder of Original Capital
                                      Securities who is an "affiliate" of the Corporation
                                      or the Trust or who intends to participate in the

                                      Exchange Offer for the purpose of distributing the
                                      Exchange Capital Securities, or any broker-dealer who
                                      purchased the Original Capital Securities from the
                                      Trust to resell pursuant to Rule 144A or any other
                                      available exemption under the Securities Act, (a)
                                      will not be able to rely on the interpretations of
                                      the staff of the Division of Corporation Finance of
                                      the Commission set forth in the above-mentioned
                                      interpretive letters, (b) will not be permitted or
                                      entitled to tender such Original Capital Securities
                                      in the Exchange Offer and (c) must comply with the
                                      registration and prospectus delivery requirements of
                                      the Securities Act in connection with any sale or
                                      other transfer of such Original Capital Securities
                                      unless such sale is made pursuant to an exemption
                                      from such requirements. In addition, as described
                                      below, if any broker-dealer holds Original Capital
                                      Securities acquired for its own account as a result
                                      of market-making or other trading activities and
                                      exchanges such Original Capital Securities for
                                      Exchange Capital Securities, then such broker-dealer
                                      must deliver a prospectus meeting the requirements of
                                      the Securities Act in connection with any resales of
                                      such Exchange Capital Securities.

                                      Each holder of Original Capital Securities who wishes
                                      to exchange Original Capital Securities for Exchange
                                      Capital Securities in the Exchange Offer will be
                                      required to represent that (i) it is not an
                                      "affiliate" of the Corporation or the Trust, (ii) any
                                      Exchange Capital Securities to be received by it are
                                      being acquired in the ordinary course of its
                                      business, (iii) it has no arrangement or
                                      understanding with any person to participate in a
                                      distribution (within the meaning of the Securities
                                      Act) of such Exchange Capital Securities, and (iv) if
                                      such holder is not a broker-dealer, such holder is
                                      not engaged in, and does not intend to engage in, a
                                      distribution (within the meaning of the Securities
                                      Act) of such Exchange Capital Securities. Each
                                      broker-dealer that receives Exchange Capital
                                      Securities for its own account in exchange for
                                      Original Capital Securities, where such Original
                                      Capital Securities were acquired by such
                                      broker-dealer as a result of market-making activities
                                      or other trading activities, must acknowledge that it
                                      will deliver a prospectus meeting the requirements of
                                      the Securities Act in connection with any resale of
                                      such Exchange Capital Securities. The Letter of
                                      Transmittal states that, by so acknowledging and by
                                      delivering such a prospectus, a broker-dealer will
                                      not be deemed to admit that it is an "underwriter"
                                      within the meaning of the Securities Act. Based on
                                      the position taken by the staff of the Division of
                                      Corporation Finance of the Commission in the
                                      interpretive letters referred to above, the
                                      Corporation and the Trust believe that Participating
                                      Broker-Dealers who acquired Original Capital
                                      Securities for their own accounts as a result of
                                      market-making activities or other trading activities
                                      may fulfill their prospectus delivery requirements
                                      with respect

                                      to the Exchange Capital Securities received upon
                                      exchange of such Original Capital Securities (other
                                      than Original Capital Securities which represent an
                                      unsold allotment from the initial sale of the
                                      Original Capital Securities) with a prospectus
                                      meeting the requirements of the Securities Act, which
                                      may be the prospectus prepared for an exchange offer
                                      so long as it contains a description of the plan of
                                      distribution with respect to the resale of such
                                      Exchange Capital Securities. Accordingly, this
                                      Prospectus, as it may be amended or supplemented from
                                      time to time, may be used by a Participating
                                      Broker-Dealer in connection with resales of Exchange
                                      Capital Securities received in exchange for Original
                                      Capital Securities where such Original Capital
                                      Securities were acquired by such Participating
                                      Broker-Dealer for its own account as a result of
                                      market-making or other trading activities. Subject to
                                      certain provisions set forth in the Registration
                                      Agreement and to the limitations described below
                                      under "The Exchange Offer--Resales of Exchange
                                      Capital Securities," the Corporation and the Trust
                                      have agreed that this Prospectus, as it may be
                                      amended or supplemented from time to time, may be
                                      used by a Participating Broker-Dealer in connection
                                      with resales of such Exchange Capital Securities for
                                      a period ending 180 days after the Expiration Date
                                      (subject to extension under certain limited
                                      circumstances) or, if earlier, when all such Exchange
                                      Capital Securities have been disposed of by such
                                      Participating Broker-Dealer. See "Plan of
                                      Distribution." Any Participating Broker-Dealer who is
                                      an "affiliate" of the Corporation or the Trust may
                                      not rely on such interpretive letters and must comply
                                      with the registration and prospectus delivery
                                      requirements of the Securities Act in connection with
                                      any resale transaction. See "The Exchange
                                      Offer--Resales of Exchange Capital Securities."

Exchange Agent......................  The exchange agent with respect to the Exchange Offer is The Bank of New York (the "Exchange Agent"). The
                                      addresses, and telephone and facsimile numbers, of
                                      the Exchange Agent are set forth in "The Exchange
                                      Offer-- Exchange Agent" and in the Letter of
                                      Transmittal.

Use of Proceeds.....................  Neither the Corporation nor the Trust will receive any cash proceeds from the issuance of the Exchange
                                      Capital Securities offered hereby.

Certain United States Federal Income
  Tax Consequences; ERISA
  Considerations....................  Holders of Original Capital Securities should review the information set forth under "Certain United
                                      States Federal Income Tax Consequences" and "ERISA
                                      Considerations" prior to tendering Original Capital
                                      Securities in the Exchange Offer.

                        THE EXCHANGE CAPITAL SECURITIES

Securities Offered..................  Up to $60,000,000 aggregate Liquidation Amount of the
                                      Trust's Exchange Capital Securities which have been
                                      registered under the Securities Act (Liquidation
                                      Amount $1,000 per Exchange Capital Security). The
                                      Exchange Capital Securities will be issued and the
                                      Original Capital Securities were issued under the
                                      Trust Agreement. The Exchange Capital Securities and
                                      any Original Capital Securities which remain
                                      outstanding after consummation of the Exchange Offer
                                      will vote together as a single class for purposes of
                                      determining whether holders of the requisite
                                      percentage in outstanding Liquidation Amount thereof
                                      have taken certain actions or exercised certain
                                      rights under the Trust Agreement. See "Description of
                                      Exchange Securities--Description of Exchange Capital
                                      Securities--Voting Rights; Amendment of the Trust
                                      Agreement." The terms of the Exchange Capital
                                      Securities are identical in all material respects to
                                      the terms of the Original Capital Securities, except
                                      that the Exchange Capital Securities have been
                                      registered under the Securities Act, will not be
                                      subject to the certain restrictions on transfer
                                      applicable to the Original Capital Securities and
                                      will not provide for any increase in the Distribution
                                      rate thereon. See "The Exchange Offer--Purpose of the
                                      Exchange Offer," "Description of Exchange Securities"
                                      and "Description of Original Securities."

Distribution Dates..................  February 1 and August 1 of each year.

Extension Periods...................  Distributions on the Exchange Capital Securities will be deferred for the duration of any Extension Period
                                      elected by the Corporation with respect to the
                                      payment of interest on the Exchange Junior
                                      Subordinated Debentures. No Extension Period will
                                      exceed 10 consecutive semi-annual periods, end on a
                                      date other than an Interest Payment Date or extend
                                      beyond the Stated Maturity Date. See "Description of
                                      Exchange Securities--Description of Exchange Junior
                                      Subordinated Debentures--Option to Extend Interest
                                      Payment Date" and "Certain United States Federal
                                      Income Tax Consequences--Interest Income and Original
                                      Issue Discount."

Ranking.............................  The Exchange Capital Securities will rank PARI PASSU, and payments thereon will be made pro rata, with the
                                      Original Capital Securities and the Common Securities
                                      except as described under "Description of Exchange
                                      Securities-- Description of Exchange Capital
                                      Securities--Subordination of Common Securities." The
                                      Exchange Junior Subordinated Debentures will rank
                                      PARI PASSU with the Original Junior Subordinated
                                      Debentures and all other junior subordinated
                                      debentures to be issued by the Corporation ("Other
                                      Debentures"), which are issued and sold (if at all)
                                      to other trusts to be established by the Corporation
                                      (if any) in each case similar to the Trust ("Other
                                      Trusts"), and will constitute unsecured obligations
                                      of the Corporation and will rank subordinate and
                                      junior in right of payment to all Senior Indebtedness
                                      to the extent and in the manner set forth in the
                                      Indenture. See "Description of Exchange Securities--
                                      Description of Exchange Junior Subordinated
                                      Debentures." The Exchange Guarantee will rank PARI
                                      PASSU with the Original Guarantee and all other
                                      guarantees (if any) to be issued by the Corporation
                                      with respect to capital securities (if any) to be
                                      issued by Other Trusts ("Other Guarantees"), and will
                                      constitute an unsecured obligation of the Corporation
                                      and will rank subordinate and junior in right of
                                      payment to all Senior Indebtedness to the extent and
                                      in the manner set forth in the Guarantee. See
                                      "Description of Exchange Securities-- Description of
                                      Exchange Guarantee." In addition, because the
                                      Corporation is a holding company, the Exchange Junior
                                      Subordinated Debentures and the Exchange Guarantee
                                      will be effectively subordinated to all existing and
                                      future liabilities of the Corporation's subsidiaries,
                                      including the Banks' deposit liabilities. See
                                      "Description of Exchange Securities-- Description of
                                      Exchange Junior Subordinated Debentures."

Redemption..........................  The Trust Securities are subject to mandatory redemption in a Like Amount (i) in whole, but not in
                                      part, on the Stated Maturity Date upon repayment of
                                      the Junior Subordinated Debentures, (ii) in whole,
                                      but not in part, at any time prior to February 1,
                                      2007, contemporaneously with the optional prepayment
                                      of the Junior Subordinated Debentures by the
                                      Corporation upon the occurrence and continuation of a
                                      Special Event and (iii) in whole or in part at any
                                      time on or after February 1, 2007, contemporaneously
                                      with the optional prepayment by the Corporation of
                                      Junior Subordinated Debentures, in each case at the
                                      applicable Redemption Price. See "Description of
                                      Exchange Securities--Description of Exchange Capital
                                      Securities--Mandatory Redemption."

Rating..............................  The Exchange Capital Securities are expected to be rated "ba1" by Moody's Investors Service, Inc. and
                                      "BB" by Standard & Poor's Ratings Services. A
                                      security rating is not a recommendation to buy, sell
                                      or hold securities and may be subject to revision or
                                      withdrawal at any time by the assigning rating
                                      organization.

Transfer Restrictions...............  The Exchange Capital Securities will be issued, and may be transferred, only in blocks having a
                                      Liquidation Amount of not less than $100,000 (100
                                      Capital Securities). See "Description of Exchange
                                      Securities--Description of Exchange Capital
                                      Securities--Restrictions on Transfer." Any such
                                      transfer of Exchange Capital Securities in a block
                                      having a Liquidation Amount of less than $100,000
                                      shall be deemed to be void and of no legal effect
                                      whatsoever.

ERISA Considerations................  Prospective purchasers must carefully consider the restrictions on purchase set forth under "ERISA
                                      Considerations."

Absence of Market for the Exchange
  Capital Securities................  The Exchange Capital Securities will be a new issue of securities for which there currently is no market.
                                      Although Keefe, Bruyette & Woods, Inc., Sandler
                                      O'Neill & Partners, L.P., and Blaylock & Partners,
                                      L.P., the initial purchasers of the Original Capital
                                      Securities (the "Initial Purchasers"), have informed
                                      the Corporation and the Trust that they each
                                      currently intend to make a market in the Exchange
                                      Capital Securities, they are not obligated to do so,
                                      and any such market making may be discontinued at any
                                      time without notice. Accordingly, there can be no
                                      assurance as to the development or liquidity of any
                                      market for the Exchange Capital Securities. The Trust
                                      and the Corporation do not intend to apply for
                                      listing of the Exchange Capital Securities on any
                                      securities exchange or for quotation through the
                                      National Association of Securities Dealers Automated
                                      Quotation System ("NASDAQ"). See "Plan of
                                      Distribution."

                                  RISK FACTORS

            Prospective investors should carefully consider the matters set forth under "Risk Factors."

                                  RISK FACTORS

    PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY, IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, THE FOLLOWING FACTORS IN CONNECTION WITH THE EXCHANGE OFFER AND THE EXCHANGE CAPITAL SECURITIES OFFERED HEREBY. THIS PROSPECTUS CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO THE CORPORATION THAT ARE BASED ON THE BELIEFS OF MANAGEMENT AS WELL AS ASSUMPTIONS MADE BY AND INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT. THE WORDS "ANTICIPATE," "BELIEVE," "ESTIMATE," "EXPECT," "INTENDS" AND SIMILAR EXPRESSIONS, AS THEY RELATE TO THE CORPORATION OR THE CORPORATION'S MANAGEMENT, ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. SUCH STATEMENTS REFLECT THE CURRENT VIEWS OF THE CORPORATION WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO CERTAIN RISKS, UNCERTAINTIES AND ASSUMPTIONS, INCLUDING THE RISK FACTORS DESCRIBED IN THIS PROSPECTUS. SHOULD ONE OR MORE OF THESE RISKS OR UNCERTAINTIES MATERIALIZE, OR SHOULD UNDERLYING ASSUMPTIONS PROVE INCORRECT, ACTUAL RESULTS MAY VARY MATERIALLY FROM THOSE DESCRIBED HEREIN AS ANTICIPATED, BELIEVED, ESTIMATED OR EXPECTED. THE CORPORATION DOES NOT INTEND TO UPDATE THESE FORWARD-LOOKING STATEMENTS.

RANKING OF SUBORDINATED OBLIGATIONS UNDER THE

GUARANTEE AND THE JUNIOR SUBORDINATED DEBENTURES

    The obligations of the Corporation under the Guarantee issued by it for the benefit of the holders of Capital Securities as well as under the Junior Subordinated Debentures are unsecured and rank subordinate and junior in right of payment to all Senior Indebtedness of the Corporation. At March 31, 1997, the Corporation had no Senior Indebtedness outstanding. Because the Corporation is a bank holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution) is subject to the prior claims of creditors of such subsidiary (including depositors in the case of the Banks), except to the extent that the Corporation may itself be recognized as a creditor of such subsidiary. At March 31, 1997, the subsidiaries of the Corporation had total liabilities (excluding liabilities to the Corporation) of approximately $5.1 billion. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of Junior Subordinated Debentures should look only to the assets of the Corporation for payments on the Junior Subordinated Debentures. None of the Indenture, the Guarantee or the Trust Agreement places any limitation on the amount of secured or unsecured debt, including Senior Indebtedness, that may be incurred by the Corporation or any subsidiary. See "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures--Subordination" and "--Description of Exchange Guarantee--Status of the Guarantee."

    The ability of the Trust to pay amounts due on the Capital Securities is solely dependent upon the Corporation making payments on the Junior Subordinated Debentures as and when required.

    In addition, there are regulatory limitations on the payment of dividends directly or indirectly to the Corporation from the Banks. At March 31, 1997, OnBank could have paid $9.9 million in dividends to the Corporation without prior regulatory approval. Federal and state regulatory agencies also have the authority to limit further the Banks' payment of dividends based on other factors, such as the maintenance of adequate capital for the Banks, which could reduce the amount of dividends otherwise payable.

OPTION TO EXTEND INTEREST PAYMENT DATE;

TAX CONSEQUENCES; MARKET PRICE CONSEQUENCES

    So long as no Debenture Event of Default (as defined herein) shall have occurred and be continuing, the Corporation will have the right under the Indenture to defer payments of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period; provided, however, that no Extension Period shall end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. As a consequence of any such deferral, semi-annual Distributions on the Trust Securities by the Trust will be deferred (and the amount of Distributions to which holders of the Trust Securities are entitled will accumulate additional Distributions thereon at the rate of 9.25% per annum, compounded semi-annually, but not exceeding the interest rate then accruing on the Junior Subordinated Debentures) from the relevant payment date for such Distributions during any such Extension Period.

    During any Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock (which includes common and preferred stock), (ii) make any payment of principal, interest or premium, if any, on, or repay, repurchase or redeem any debt securities of the Corporation (including Other Debentures) that rank PARI PASSU with or junior in interest to, the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including Other Guarantees) if such guarantee ranks PARI PASSU with or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) purchases or acquisitions of shares of the Corporation's common stock in connection with the satisfaction by the Corporation of its obligations under any employee benefit plan or any other contractual obligation of the Corporation (other than a contractual obligation ranking PARI PASSU with or junior to the Junior Subordinated Debentures), (e) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock or (f) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged).

    Prior to the termination of any Extension Period, the Corporation may further extend such Extension Period; provided, however, that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods, end on a date other than an Interest Payment Date or to extend beyond the Stated Maturity Date. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid on the Junior Subordinated Debentures (together with interest thereon at the annual rate of 9.25%, compounded semi-annually, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period, subject to the above requirements. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Description of Exchange Securities--Description of Exchange Capital Securities--Distributions" and "-- Description of Exchange Junior Subordinated Debentures--Option to Extend Interest Payment Date."

    The Corporation has no present intention to exercise its right to defer payments of interest on the Junior Subordinated Debentures. However, should the Corporation exercise its right to defer payments of interest on the Junior Subordinated Debentures, each holder of Trust Securities will be required to accrue income as original issue discount ("OID") for United States federal income tax purposes which will be allocated but not distributed to holders of Trust Securities. As a result, each holder of Capital Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash related to such income from the Trust if the holder disposes of the Capital Securities prior to the record date for payment of Distributions thereafter. See "Certain United States Federal Income Tax Consequences--Interest Income and Original Issue Discount" and "--Sales of Capital Securities."

    Should the Corporation elect to exercise its right to defer payments of interest on the Junior Subordinated Debentures in the future, the market price of the Capital Securities is likely to be affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, the mere existence of the Corporation's right to defer interest payments on the Junior Subordinated Debentures may cause the market price of the Capital Securities to be more volatile than the market prices of other securities on which OID accrues and that are not subject to such deferrals.

SPECIAL EVENT REDEMPTION

    Upon the occurrence and continuation of a Special Event (as defined under "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures--Special Event Prepayment") prior to February 1, 2007, the Corporation will have the right to prepay the Junior Subordinated Debentures in whole (but not in part) at the Special Event Prepayment Price within 90 days following the occurrence of such Special Event and therefore cause a mandatory redemption of the Trust Securities at the Special Event Redemption Price. The exercise of such right is subject to the Corporation having received prior approval of the Federal Reserve to do so if then required under applicable capital guidelines or policies of the Federal Reserve. See "Description of Exchange Securities--Description of Exchange Capital Securities--Redemption Procedures."

PROPOSED TAX LEGISLATION

    On February 6, 1997, as part of the fiscal 1998 budget proposal submitted to Congress, the Clinton Administration proposed certain changes to Federal income tax law which would, among other things, generally treat as equity, for Federal income tax purposes, certain debt obligations, such as the Exchange Junior Subordinated Debentures, that are "issued on or after the date of first Congressional Committee action" (the "Clinton Proposal"). On June 9, 1997, House Ways and Means Committee Chairman Bill Archer released the Chairman's Mark Relating to Revenue Reconciliation Provisions that are proposed to be included in 1997 tax legislation (the "Chairman's Mark"). The Chairman's Mark constitutes "first Congressional Committee action" with respect to the provisions contained therein. The Chairman's Mark does not include the Clinton Proposal that would require instruments with terms similar to the Exchange Junior Subordinated Debentures to be treated as equity for Federal income tax purposes.

    In light of the Chairman's Mark, it appears that "first Congressional Committee action" has not yet occurred with respect to the Clinton Proposal. Furthermore, given the issue date of the Junior Subordinated Debentures and the effective date transitional rules relating to certain capital markets provisions included in the Chairman's Mark (as well as transitional rules provided for in 1996 proposed legislation similar to the Clinton Proposal), it is anticipated that the Clinton Proposal, even if acted upon by Congress in the future, would not apply to the Exchange Junior Subordinated Debentures.

    There can be no assurance, however, that the Clinton Proposal or similar legislation will not ultimately be enacted into law, that the effective date and transitional rules relating thereto would be enacted as anticipated, or that other developments will not occur after the date hereof that would adversely affect the tax treatment of the Exchange Junior Subordinated Debentures and could result, in certain circumstances, in the redemption of the Trust Securities by the Corporation. See "Description of Exchange--Description of Exchange Securities--Mandatory Redemption" and "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures."

LIQUIDATION DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES

    The Corporation has the right at any time to terminate the Trust and cause the Junior Subordinated Debentures to be distributed to holders of the Trust Securities in liquidation of the Trust. Under current United States federal income tax law, a distribution of Junior Subordinated Debentures upon the dissolution of the Trust would not be a taxable event to holders of the Capital Securities. If, however, the Trust is characterized for United States federal income tax purposes as an association taxable as a corporation at the time of dissolution of the Trust, the distribution of the Junior Subordinated Debentures may constitute a taxable event to holders of Capital Securities. Moreover, upon occurrence of a Special

Event, a dissolution of the Trust in which holders of the Capital Securities receive cash would be a taxable event to such holders. See "Certain United States Federal Income Taxation Consequences--Distribution of Junior Subordinated Debentures or Cash Upon Liquidation of the Trust."

POSSIBLE ADVERSE EFFECT ON MARKET PRICES

    There can be no assurance as to the market prices for Capital Securities or Junior Subordinated Debentures distributed to the holders of Capital Securities if a termination of the Trust were to occur. Accordingly, the Capital Securities or the Junior Subordinated Debentures may trade at a discount from the price that the investor paid to purchase the Exchange Capital Securities offered hereby. Because holders of Capital Securities may receive Junior Subordinated Debentures in liquidation of the Trust and because Distributions are otherwise limited to payments on the Junior Subordinated Debentures, prospective purchasers of Exchange Capital Securities are also making an investment decision with regard to the Exchange Junior Subordinated Debentures and should carefully review all the information regarding the Exchange Junior Subordinated Debentures contained herein. See "Description of Exchange Securities-- Description of Exchange Capital Securities--Description of Liquidation of the Trust and Distribution of Junior Subordinated Debentures" and "--Description of Exchange Junior Subordinated Debentures-- General."

RIGHTS UNDER THE GUARANTEE

    The Bank of New York will act as the Guarantee Trustee and will hold the Guarantee for the benefit of the holders of the Capital Securities. The Bank of New York will also act as Property Trustee and as Debenture Trustee under the Indenture. The Bank of New York (Delaware) will act as Delaware Trustee under the Trust Agreement. The Guarantee will guarantee to the holders of the Capital Securities the following payments, to the extent not paid by or on behalf of the
Trust: (i) any accumulated and unpaid Distributions required to be paid on the Capital Securities, to the extent that the Trust has funds on hand legally available therefor at such time, (ii) the applicable Redemption Price with respect to any Capital Securities called for redemption, to the extent that the Trust has funds on hand legally available therefor at such time, and (iii) upon a voluntary or involuntary termination and liquidation of the Trust (unless the Junior Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Trust has funds on hand available therefor at such time, and (b) the amount of assets of the Trust remaining available for distribution to holders of the Capital Securities upon termination and liquidation of the Trust. The holders of a majority in Liquidation Amount of the Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee. Any holder of the Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Corporation defaults on its obligation to pay amounts payable under the Junior Subordinated Debentures, the Trust will not have sufficient funds for the payment of Distributions or amounts payable on redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities will not be able to rely upon the Guarantee for payment of such amounts. Instead, in the event a Debenture Event of Default shall have occurred and be continuing and such event is attributable to the failure of the Corporation to pay principal of (or premium, if any) or interest on the Junior Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of Capital Securities may institute a legal proceeding directly against the Corporation for enforcement of payment to such holder of the principal (or premium, if any) or interest on such Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Capital Securities of such Holder (a "Direct Action"). Notwithstanding any payments made to a holder of Capital Securities by the Corporation in connection with a Direct Action, the Corporation shall remain obligated to pay the principal of (and premium, if any) and interest on the Junior Subordinated Debentures, and the Corporation shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Corporation to such holder in any Direct Action. Except as described herein, holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures or to assert directly any other rights in respect of the Junior Subordinated Debentures. See "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Exchange Capital Securities," "--Description of Exchange Junior Subordinated Debentures--Debenture Events of Default" and "-- Description of Exchange Guarantee." The Trust Agreement will provide that each holder of Capital Securities by acceptance thereof agrees to the provisions of the Indenture.

LIMITED VOTING RIGHTS

    Holders of Capital Securities will generally have limited voting rights relating only to the modification of the Capital Securities and the exercise of the Trust's rights as holder of Junior Subordinated Debentures. Holders of Capital Securities will not be entitled to vote to appoint, remove or replace the Property Trustee or the Delaware Trustee and such voting rights are vested exclusively in the holder of the Common Securities except upon the occurrence of certain events described herein. The Property Trustee, the Administrative Trustees and the Corporation may amend the Trust Agreement without the consent of holders of Capital Securities to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust, even if such action adversely affects the interests of such holders. See "Description of Exchange Securities--Description of Exchange Capital Securities--Voting Rights; Amendment of the Trust Agreement" and "--Removal of Issuer Trustees."

CONSEQUENCES OF A FAILURE TO EXCHANGE ORIGINAL CAPITAL SECURITIES

    The Original Capital Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Original Capital Securities which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Original Capital Securities which remain outstanding will not be entitled to any rights to have such Original Capital Securities registered under the Securities Act or to any similar rights under the Registration Agreement (subject to certain limited exceptions). The Corporation and the Trust do not intend to register under the Securities Act any Original Capital Securities which remain outstanding after consummation of the Exchange Offer (subject to such limited exceptions, if applicable). To the extent that Original Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Original Capital Securities could be adversely affected.

    The Exchange Capital Securities and any Original Capital Securities which remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement. See "Description of Exchange Securities-- Description of Exchange Capital Securities--Voting Rights; Amendment of the Trust Agreement."

    The Original Capital Securities provide, among other things, that, if a registration statement relating to the Exchange Offer has not been filed by July 6, 1997 and declared effective by August 5, 1997, the Distribution rate borne by the Original Capital Securities commencing on August 6, 1997 will increase by 0.25% per annum until the Exchange Offer is consummated. Upon consummation of the Exchange Offer, holders of Original Capital Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Agreement, except under limited circumstances. See "Description of Original Securities."

ABSENCE OF PUBLIC MARKET

    The Original Capital Securities were issued to, and the Corporation believes such securities are currently owned by, a relatively small number of beneficial owners. The Original Capital Securities have not been registered under the Securities Act and will be subject to restrictions on transferability if they are not exchanged for the Exchange Capital Securities. Although the Exchange Capital Securities may be resold or otherwise transferred by the holders (who are not affiliates of the Corporation or the Trust) without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. Capital Securities may be transferred by the holders thereof only in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities). The Corporation and the Trust have been informed by Keefe, Bruyette & Woods, Inc., Sandler O'Neill & Partners, L.P., and Blaylock & Partners, L.P. (the "Initial Purchasers") that the Initial Purchasers intend to make a market in the Exchange Capital Securities. However, the Initial Purchasers are not obligated to do so and any such market-making activity may be terminated at any time without notice to the holders of the Exchange Capital Securities. In addition, such market-making activity will be subject to the limits of the Securities Act and may be limited during the pendency of the Exchange Offer. Accordingly, no assurance can be given that an active public or other market will develop for the Exchange Capital Securities or the Original Capital Securities, or as to the liquidity of or the trading market for the Exchange Capital Securities or the Original Capital Securities. If an active public market does not develop, the market price and liquidity of the Exchange Capital Securities may be adversely affected.

    If a public trading market develops for the Exchange Capital Securities, future trading prices of the Capital Securities will depend on many factors, including, among other things, prevailing interest rates, the Corporation's operating results, and the market for similar securities. Depending on these and other factors, the Exchange Capital Securities may trade at a discount.

    Notwithstanding the registration of the Exchange Capital Securities in the Exchange Offer, holders who are "affiliates" (as defined under Rule 405 of the Securities Act) of the Corporation or the Trust may publicly offer for sale or resell the Exchange Capital Securities only in compliance with the provisions of Rule 144 under the Securities Act.

    Each broker-dealer that receives Exchange Capital Securities for its own account in exchange for Original Capital Securities, where such Original Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. See "Plan of Distribution."

EXCHANGE OFFER PROCEDURES

    Subject to the conditions set forth under "The Exchange Offer--Conditions to the Exchange Offer," issuance of the Exchange Capital Securities in exchange for Original Capital Securities pursuant to the Exchange Offer will be made only after a timely receipt by the Trust of (i) a book-entry confirmation (as defined below) evidencing the tender of such Original Capital Securities through ATOP or
(ii) certificates representing such Original Capital Securities, a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, and all other required documents. See "The Exchange Offer-- Acceptance for Exchange and Issuance of Capital Securities" and "--Procedures for Tendering Original Capital Securities." Therefore, holders of the Original Capital Securities desiring to tender such Original Capital Securities in exchange for Exchange Capital Securities should allow sufficient time to ensure timely delivery. Neither the Corporation nor the Trust is under any duty to give notification of defects or irregularities with respect to the tenders of Original Capital Securities for exchange.

                             ONBANK CAPITAL TRUST I

    The Trust is a statutory business trust formed under Delaware law pursuant to (i) the Trust Agreement executed by the Corporation, as Sponsor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, and the Administrative Trustees named therein (the "Trust Agreement"), and (ii) the filing of a certificate of trust with the Delaware Secretary of State on January 24, 1997. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures and (iii) engaging in only those other activities necessary, advisable or incidental thereto (such as registering the transfer of the Capital Securities). Accordingly, the Junior Subordinated Debentures are the sole assets of the Trust, and payments under the Junior Subordinated Debentures are the sole revenues of the Trust. All of the Common Securities are owned by the Corporation. The Common Securities will rank PARI PASSU, and payments are and will be made thereon pro rata, with the Capital Securities, except that upon the occurrence and continuance of an Event of Default under the Trust Agreement resulting from a Debenture Event of Default, the rights of the Corporation as holder of the Common Securities to payments in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Capital Securities. See "Description of Exchange Securities--Description of Exchange Capital Securities--Subordination of Common Securities." The Corporation has acquired Common Securities in a Liquidation Amount equal to approximately, but not less than, 3% of the total capital of the Trust. The Trust has a term of 31 years, but may terminate earlier as provided in the Trust Agreement. The Trust's business and affairs are conducted by its trustees, each appointed by the Corporation as holder of the Common Securities. The trustees for the Trust are The Bank of New York, as the Property Trustee, The Bank of New York (Delaware), as the Delaware Trustee, and three individual trustees who are employees or officers of or affiliated with the Corporation (collectively, the "Issuer Trustees"). The Bank of New York, as Property Trustee, currently acts as sole indenture trustee under the Trust Agreement. The Bank of New York will also act as indenture trustee under the Exchange Guarantee and the Indenture. See "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures" and "--Description of Exchange Guarantee." The holder of the Common Securities of the Trust, or, if an Event of Default under the Trust Agreement has occurred and is continuing, the holders of a majority in Liquidation Amount of the Capital Securities will be entitled to appoint, remove or replace the Property Trustee and/or Delaware Trustee. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights will be vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the Trust Agreement. The Corporation will pay all fees, expenses, debts and obligations (other than the Trust Securities) related to the Trust and the offering of the Exchange Capital Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Trust. See "Description of Exchange Securities--Description of Exchange Capital Securities-- Expenses and Taxes." The principal executive office of the Trust is ONBANCorp, Inc., 101 South Salina Street, P.O. Box 4983, Syracuse, New York, 13221-4983.

                                ONBANCORP, INC.

GENERAL

    The Corporation is a Delaware chartered bank holding company headquartered in Syracuse, New York, which operates two wholly owned subsidiaries, OnBank & Trust Co., a New York-chartered trust company ("OnBank"), and Franklin First Savings Bank, a Pennsylvania-chartered thrift ("Franklin" and, together with OnBank, the "Banks"). Effective January 1, 1997, the Corporation's New York-chartered thrift subsidiary (the "Thrift") with $476 million in assets was merged into OnBank. The Banks offer diversified financial services through 120 locations in upstate New York and Scranton/Wilkes-Barre, Pennsylvania. At March 31, 1997 the Corporation had total consolidated assets of $5.5 billion, deposits of

$3.9 billion and stockholders' equity of $332 million. For the year ended December 31, 1996, the Corporation reported net income of $43.0 million, or $2.86 per fully diluted common share.

    The principal business of the Banks is to accept deposits from the general public and to invest those deposits, together with funds from borrowings and ongoing operations, in business, consumer and residential mortgage loans. The Corporation has concentrated its efforts in the retail, municipal and commercial banking business, expanding the types of financial products and services, including trust services, offered to its customers. The Banks offer a variety of deposit and loan products to residents and businesses in their respective market areas. At March 31, 1997, OnBank (including the Thrift) had total assets of $4.0 billion, deposits of $3.0 billion and stockholder's equity of $271 million, and Franklin had total assets of $1.4 billion, deposits of $0.9 billion and stockholder's equity of $91 million.

    The Corporation is a legal entity separate and distinct from its subsidiaries. The ability of holders of debt and equity securities of the Corporation to benefit from the distribution of assets of any subsidiary upon the liquidation or reorganization of such subsidiary is subordinate to prior claims of creditors of the subsidiary (including depositors in the case of the Banks) except to the extent that a claim of the Corporation as a creditor may be recognized.

    There are various statutory and regulatory limitations on the extent to which present and future banking subsidiaries of the Corporation can finance or otherwise transfer funds in the Corporation or its nonbanking subsidiaries, whether in the form of loans, extensions of credit investments or asset purchases. See "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures-- General."

    In addition, there are regulatory limitations on the payment of dividends directly or indirectly to the Corporation from the Banks. At March 31, 1997, OnBank could have paid $9.9 million in dividends to the Corporation without prior regulatory approval. Federal and state regulatory agencies also have the authority to limit further the Banks' payment of dividends based on other factors, such as the maintenance of adequate capital for the Banks, which could reduce the amount of dividends otherwise payable.

    Under current Federal Reserve policy, the Corporation is expected to act as a source of financial strength to the Banks and to commit resources to support the Banks in circumstances where the Corporation might not do so absent such policy. In addition, any subordinated loans by the Corporation to either of the Banks would also be subordinate in right of payment to deposits and obligations to general creditors of such Bank. See "Risk Factors."

    The principal executive offices of the Corporation are located at 101 South Salina Street, P.O. Box 4983, Syracuse, New York, 13221-4983, and its telephone number at such address is (315) 424-4400.

RECENT DEVELOPMENTS

    The Corporation reported net income of $12.1 million for the first quarter of 1997, or $.87 per fully diluted common share, representing a 7.60% increase in per share earnings when compared to first-quarter 1996 net income of $11.6 million, or $.74 per fully diluted common share. For the year ended December 31, 1996, the Corporation reported net income of $43.0 million, or $2.86 per fully diluted common share. The Corporation's return on assets and return on equity figures for the first quarter of 1997 were .93% and 13.7% compared to .85% and 12.0% for the respective prior quarter period. The Corporation declared a first quarter dividend of $.34 per common share which was paid on April 1, 1997.

                              ACCOUNTING TREATMENT

    The financial statements of the Trust are consolidated into the Corporation's consolidated financial statements, with the Capital Securities treated as minority interest and shown in the Corporation's consolidated balance sheet as "Corporation-Obligated Mandatorily Redeemable Capital Securities of Subsidiary Trust Holding Solely Junior Subordinated Debentures of the Corporation." The sole asset of the Trust is $61,856,000 principal amount of the Junior Subordinated Debentures, bearing interest at 9.25% and maturing on February 1, 2027.

                                USE OF PROCEEDS

    Neither the Corporation nor the Trust will receive any cash proceeds from the issuance of the Exchange Capital Securities and the Exchange Guarantee offered hereby. In consideration for issuing the Exchange Capital Securities as contemplated in this Prospectus, the Trust will receive in exchange Original Capital Securities in like Liquidation Amount, the terms of which are identical in all material respects to the Exchange Capital Securities except for certain transfer restrictions and registration rights. The Original Capital Securities surrendered in exchange for the Exchange Capital Securities will be retired and canceled and cannot be reissued.

    The proceeds to the Trust (without giving effect to expenses of the offering payable by the Corporation) from the offering of the Original Capital Securities was $61,856,000. All of the proceeds from the sale of the Original Capital Securities were invested by the Trust in the Original Junior Subordinated Debentures.

                      RATIOS OF EARNINGS TO FIXED CHARGES

    The following table sets forth the ratios of earnings to combined fixed charges of the Corporation for the respective periods indicated.

                                                                                           YEARS ENDED DECEMBER 31,
                                                                             -----------------------------------------------------
                                                      THREE MONTHS ENDED
                                                        MARCH 31, 1997         1996       1995       1994       1993       1992
                                                    -----------------------  ---------  ---------  ---------  ---------  ---------
Ratio of Earnings to
  Fixed changes:
  Excluding interest on deposits..................              2.28x             2.03x      1.58x      1.03x      2.26x      2.59x
  Including interest on deposits..................              1.35x             1.32x      1.26x      1.02x      1.54x      1.50x
Ratio of Earnings to Combined Fixed Charges and
  Preferred Stock Dividends:
  Excluding interest on deposits..................              2.28x             1.84x      1.49x       .98x      2.05x      2.31x
  Including interest on deposits..................              1.35x             1.28x      1.21x       .99x      1.48x      1.44x

    For purposes of computing these ratios, earnings represent net income (loss) before extraordinary items and cumulative effect of changes in accounting principles plus applicable income taxes and fixed charges. Fixed charges, excluding interest on deposits, include gross interest expense (other than on deposits) and the proportion deemed representative of the interest factor of rent expense, net of income from subleases. Fixed charges, including gross interest on deposits, include all interest expense and the proportion deemed representative of the interest factor of rent expense, net of income from subleases. Preferred stock dividends consist of dividends on the Corporation's Series B 6.75% Cumulative Convertible Preferred Stock, par value $1.00 per share. All of such shares of preferred stock had been converted into common stock or were redeemed as of January 8, 1997. For the year ended December 31, 1994, earnings were insufficient to cover fixed charges and preferred stock dividends by $2.6 million.

                                 CAPITALIZATION

    The following table sets forth the consolidated capitalization of ONBANCorp at March 31, 1997 and as adjusted to give pro forma effect to the Exchange Offer as if it had occurred on March 31, 1997. The issuance of the Exchange Capital Securities in the Exchange Offer will have no effect on the capitalization of the Corporation. This table is based on, and is qualified in its entirety by, the historical consolidated financial statements of ONBANCorp, including the related notes thereto, which are included in documents incorporated by reference herein, and should be read in conjunction therewith. See "Incorporation of Certain Documents by Reference."

                                                                                       AT MARCH 31, 1997
                                                                              ------------------------------------
                                                                                           PRO FORMA    PRO FORMA
                                                                                ACTUAL    ADJUSTMENT   AS ADJUSTED
                                                                              ----------  -----------  -----------

                                                                                         (IN THOUSANDS)
Long-term debt..............................................................  $  276,950      --        $ 276,950
Corporation-obligated mandatorily redeemable original capital securities of subsidiary trust holding solely Series A junior subordinated debentures of
  the Corporation(1)........................................................      60,000     (60,000)           0
Corporation-obligated mandatorily redeemable exchange capital securities of subsidiary trust holding Series B junior subordinated debentures of the
  Corporation(2)............................................................                  60,000       60,000
Stockholders' equity:.......................................................                  --
Common stock, par value $1.00 per share; 56,000,000 shares authorized;
  14,292,924 shares issued..................................................      14,293      --           14,293
Additional paid-in capital..................................................      98,596      --           98,596
Retained earnings...........................................................     284,228      --          284,228
Net unrealized holding loss on securities, net of deferred taxes............     (22,828)     --          (22,828)
Treasury stock, at cost, 1,994,143 shares...................................     (42,462)     --          (42,462)
Guarantee of ESOP indebtedness..............................................        (150)                    (150)
                                                                              ----------  -----------  -----------
Total stockholders' equity..................................................     331,577      --          331,677
                                                                              ----------  -----------  -----------
Total capitalization........................................................  $  668,267      --        $ 668,267
                                                                              ----------  -----------  -----------
                                                                              ----------  -----------  -----------

------------------------

(1) Reflects the Original Capital Securities. The Trust is a subsidiary of the Corporation and holds the Series A Junior Subordinated Debentures as its sole asset.

(2) Reflects the Exchange Capital Securities. The Trust is a subsidiary of the Corporation and will hold the Series B Junior Subordinated Debentures as its sole asset.

                             SUMMARY FINANCIAL DATA

    The summary below should be read in connection with the financial information included in the Corporation's 1996 Annual Report on Form 10-K and its Quarterly Report on Form 10-Q for the quarter ended March 31, 1997. See "Available Information," "Incorporation of Certain Documents by Reference" and "ONBANCorp, Inc.--Recent Developments." Interim unaudited data for the three months ended March 31, 1997 and 1996 reflect, in the opinion of management of the Corporation, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such data. Results for the three months ended March 31, 1997 are not necessarily indicative of results which may be expected for any other interim period or for the year as a whole.

                                                      THREE MONTHS ENDED
                                                          MARCH 31,                      YEARS ENDED DECEMBER 31,
                                                     --------------------  -----------------------------------------------------
                                                       1997       1996       1996       1995       1994       1993       1992
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                         (UNAUDITED)

                                                                    (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Consolidated summary of operations:
  Interest income..................................  $  92,628  $  94,827  $ 374,845  $ 431,459  $ 388,275  $ 327,622  $ 253,649
  Interest expense.................................     54,341     56,945    222,098    278,944    224,646    171,055    141,353
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Net interest income..............................     38,287     37,882    152,747    152,515    163,629    156,567    112,296
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Provision for loan losses........................      1,796      1,950      7,813      6,790      7,638     10,297      5,900
  Other operating income...........................      7,714      6,621     30,244     23,844     26,807     31,541     19,691
  Net gains/(losses) on securities transactions....      2,085      1,893      6,018      5,457    (79,496)    14,525      3,382
  Other operating expense..........................     26,955     26,213    103,332    103,462     99,890     98,666     58,783
  SAIF recapitalization charge.....................     --         --          7,282     --         --         --         --
  Income before income taxes and cumulative effect
    of accounting change...........................     19,335     18,233     70,582     71,564      3,412     93,670     70,686
  Provision for income taxes.......................      7,187      6,667     27,618     26,887        708     35,707     29,432
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Income before cumulative effect of accounting
    change.........................................     12,148     11,566     42,964     44,677      2,704     57,963     41,154
  Cumulative effect of accounting change...........     --         --         --         --         --          3,400     --
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Net income.......................................  $  12,148  $  11,566  $  42,964  $  44,677  $   2,704  $  61,363  $  41,154
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------

Per common share data:
  Net income (loss):
    Primary........................................  $     .88  $     .77  $    2.98  $    2.84  $    (.15) $    4.22  $    2.92
    Fully diluted..................................        .87        .74       2.86       2.75       (.15)      3.93       2.86
  Book value at period end.........................      24.96      24.29      24.83      24.11      20.82      25.77      20.87
  Cash dividends declared..........................  $     .34  $     .30  $    1.24  $    1.14  $    1.03  $     .69  $     .45
Average number of common shares (in thousands):
  Primary..........................................     13,846     13,707     13,037     14,124     14,017     13,405     12,976
  Fully diluted....................................     14,028     15,680     15,013     16,269     14,017     15,606     14,403
Consolidated balance sheet data at period end:
  Securities available-for-sale....................  $1,023,283 $ 879,797  $ 925,340  $ 978,361  $ 710,767  $3,251,521 $ 139,050
  Securities held to maturity......................  1,613,242  1,775,035  1,683,908  1,761,692  3,153,896    329,705  2,144,008
  Loans, net of unearned income and fees...........  2,481,262  2,307,775  2,448,474  2,288,990  1,982,972  1,713,438  1,941,586
  Allowance for loan losses........................    (38,491)   (35,743)   (37,840)   (34,583)   (33,775)   (32,717)   (31,722)
  Total assets.....................................  5,480,161  5,420,051  5,417,877  5,567,059  6,723,305  5,772,280  4,724,021
  Deposits.........................................  3,871,794  3,765,628  5,321,300  3,808,273  3,793,343  3,005,999  3,023,901
  Borrowings.......................................  1,032,641  1,158,535  1,129,888  1,264,987  2,217,088  2,273,997  1,283,505
  Stockholders' equity.............................  $ 331,677  $ 391,390  $ 360,051  $ 388,766  $ 362,936  $ 430,638  $ 334,466

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

    In connection with the sale of the Original Capital Securities, the Corporation and the Trust entered into the Registration Agreement with the Initial Purchasers, pursuant to which the Corporation and the Trust agreed to file and to use their reasonable efforts to cause to become effective with the Commission a registration statement with respect to the exchange of the Original Capital Securities for capital securities with terms identical in all material respects to the terms of the Original Capital Securities. A copy of the Registration Agreement has been filed as an Exhibit to the Registration Statement of which this Prospectus is a part.

    The Exchange Offer is being made to satisfy the contractual obligations of the Corporation and the Trust under the Registration Agreement. The form and terms of the Exchange Capital Securities are the same as the form and terms of the Original Capital Securities except that the Exchange Capital Securities have been registered under the Securities Act and will not be subject to the $100,000 minimum Liquidation Amount transfer restriction and certain other restrictions on transfer applicable to the Original Capital Securities, and will not provide for any increase in the Distribution rate thereon. In that regard, the Original Capital Securities provide, among other things, that, if a registration statement relating to the Exchange Offer has not been filed by July 6, 1997 and declared effective by August 5, 1997, the Distribution rate borne by the Original Capital Securities commencing on August 6, 1997 will increase by 0.25% per annum until the Exchange Offer is consummated. Upon consummation of the Exchange Offer, holders of Original Capital Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Original Capital Securities" and "Description of Original Securities."

    The Exchange Offer is not being made to, nor will the Trust accept tenders for exchange from, holders of Original Capital Securities in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

    Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Original Capital Securities are registered on the books of the Trust or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Original Capital Securities are held of record by The Depository Trust Company ("DTC") who desires to deliver such Original Capital Securities by book-entry transfer at DTC.

    Pursuant to the Exchange Offer, the Corporation will exchange as soon as practicable after the date hereof, the Original Guarantee for the Exchange Guarantee and the Original Junior Subordinated Debentures, in an amount corresponding to the Original Capital Securities accepted for exchange, for a like aggregate principal amount of the Exchange Junior Subordinated Debentures. The Exchange Guarantee and Exchange Junior Subordinated Debentures have been registered under the Securities Act.

TERMS OF THE EXCHANGE OFFER

    The Trust hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $60,000,000 aggregate Liquidation Amount of Exchange Capital Securities for a like aggregate Liquidation Amount of Original Capital Securities properly tendered on or prior to the Expiration Date and not properly withdrawn in accordance with the procedures described below. The Trust will issue, promptly after the Expiration Date, an aggregate Liquidation Amount of up to $60,000,000 of Exchange Capital Securities in exchange for a like principal amount of outstanding Original Capital Securities tendered and accepted in connection with the Exchange Offer. Holders may tender their Original Capital Securities in whole or in part in a Liquidation Amount of not less than $100,000 (100 Capital Securities) or any integral multiple of $1,000 Liquidation Amount (one Capital Security) in excess thereof.

    The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Original Capital Securities being tendered. As of the date of this Prospectus, $60,000,000 aggregate Liquidation Amount of the Original Capital Securities is outstanding.

    Holders of Original Capital Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Original Capital Securities which are not tendered for or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and be entitled to the benefits of the Trust Agreement, but will not be entitled to any further registration rights under the Registration Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Original Capital Securities" and "Description of Original Securities."

    If any tendered Original Capital Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Original Capital Securities will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date.

    Holders who tender Original Capital Securities in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Original Capital Securities in connection with the Exchange Offer. The Corporation will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "--Fees and Expenses."

    NEITHER THE CORPORATION, THE BOARD OF DIRECTORS OF THE CORPORATION NOR ANY ISSUER TRUSTEE OF THE TRUST MAKES ANY RECOMMENDATION TO HOLDERS OF ORIGINAL CAPITAL SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR ORIGINAL CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF ORIGINAL CAPITAL SECURITIES MUST MAKE THEIR OWN DECISIONS WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF ORIGINAL CAPITAL SECURITIES TO TENDER BASED ON SUCH HOLDERS' OWN FINANCIAL POSITIONS AND REQUIREMENTS.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS.

    The term "Expiration Date" means 5:00 p.m., New York City time, on August 21, 1997 unless the Exchange Offer is extended by the Corporation or the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended).

    The Corporation and the Trust expressly reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Original Capital Securities for exchange, (ii) to terminate the Exchange Offer (whether or not any Original Capital Securities have theretofore been accepted for exchange) if the Trust determines, in its sole and absolute discretion, that any of the events or conditions referred to under "--Conditions to the Exchange Offer" have occurred or exist or have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Original Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Original Capital Securities to withdraw their tendered Original Capital Securities as described under "--Withdrawal Rights," and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by the Corporation and the Trust to constitute a material change, or if the Corporation and the Trust waive a material condition of the Exchange Offer, the Corporation and the Trust will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the holders of the Original Capital Securities, and the Corporation and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

    Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Corporation and the Trust may choose to make any public announcement and subject to applicable law, the Corporation and the Trust shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF EXCHANGE CAPITAL SECURITIES

    Upon the terms and subject to the conditions of the Exchange Offer, the Trust will exchange, and will issue to the Exchange Agent, Exchange Capital Securities for Original Capital Securities validly tendered and not withdrawn promptly after the Expiration Date.

    In all cases, delivery of Exchange Capital Securities in exchange for Original Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of
(i) the book-entry confirmation described below under "--Procedures for Tendering Original Capital Securities--Book-Entry Transfer" or (ii) certificates representing such Original Capital Securities, the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, and any other documents required by the Letter of Transmittal.

    Subject to the terms and conditions of the Exchange Offer, the Trust will be deemed to have accepted for exchange, and thereby exchanged, Original Capital Securities validly tendered and not withdrawn as, if and when the Trust gives oral or written notice to the Exchange Agent of the Trust's acceptance of such Original Capital Securities for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Trust for the purpose of receiving tenders of book-entry confirmations or certificates representing Original Capital Securities, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving book-entry confirmations or certificates representing Original Capital Securities, Letters of Transmittal and related documents and transmitting Exchange Capital Securities to validly tendering holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Original Capital Securities tendered pursuant to the Exchange Offer is delayed (whether before or after the Trust's acceptance for exchange of Original Capital Securities) or the Trust extends the Exchange Offer or is unable to accept for exchange or exchange Original Capital Securities tendered pursuant to the Exchange Offer, then, without prejudice to the Trust's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Trust and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Original Capital Securities and such Original Capital Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "--Withdrawal Rights."

    Pursuant to the Letter of Transmittal, a holder of Original Capital Securities will warrant and agree that it has full power and authority to tender, exchange, sell, assign and transfer Original Capital Securities, that the Trust will acquire good, marketable and unencumbered title to the tendered Original Capital Securities, free and clear of all liens, restrictions, charges and encumbrances, and the Original Capital Securities tendered for exchange are not subject to any adverse claims or proxies. Such holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Trust or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Original Capital Securities tendered pursuant to the Exchange Offer. Tendering holders of Original Capital Securities that use ATOP will, by so doing, acknowledge that they are bound by the terms of the Letter of Transmittal.

PROCEDURES FOR TENDERING ORIGINAL CAPITAL SECURITIES

    BOOK-ENTRY TRANSFER. For purposes of the Exchange Offer, the Exchange Agent will establish an account with respect to the Original Capital Securities at DTC within two business days after the date of this Prospectus. Any tendering financial institution that is a participant in DTC's book-entry transfer facility system must make a book-entry delivery of the Original Capital Securities by causing DTC to transfer such Original Capital Securities into the Exchange Agent's account at DTC in accordance with DTC's ATOP procedures for transfers. Such holder of Original Capital Securities using ATOP should transmit its acceptance to DTC on or prior to the Expiration Date (or comply with the guaranteed delivery procedures set forth below). DTC will verify such acceptance, execute a book-entry transfer of the tendered Original Capital Securities into the Exchange Agent's account at DTC and then send to the Exchange Agent confirmation of such book-entry transfer, including an agent's message confirming that DTC has received an express acknowledgement from such holder that such holder has received and agrees to be bound by this Letter of Transmittal and that the Trust and the Corporation may enforce this Letter of Transmittal against such holder (a "book-entry confirmation").

    A beneficial owner of Original Capital Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial owner wishes to participate in the Exchange Offer.

    CERTIFICATES. If the tender is not made through ATOP, certificates representing Original Capital Securities, as well as the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, and any other documents required by the Letter of Transmittal, must be received by the Exchange Agent at its address set forth under "--Exchange Agent" on or prior to the Expiration Date in order for such tender to be effective (or the guaranteed delivery procedures set forth below must be complied with).

    If less than all of the Original Capital Securities are tendered, a tendering holder should fill in the amount of Original Capital Securities being tendered in the appropriate box on the Letter of Transmittal. The entire amount of Original Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

    SIGNATURE GUARANTEES. Certificates for the Original Capital Securities need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (a) a certificate for the Original Capital Securities is registered in a name other than that of the person surrendering the certificate or (b) such holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (a) or (b) above, such certificates for Original Capital Securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein):
(i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or
(v) a savings association that is a participant in a Securities Transfer Association (an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

    DELIVERY. The method of delivery of the book-entry confirmation or certificates representing tendered Original Capital Securities, the letter of transmittal, and all other required documents is at the option and sole risk of the tendering holder, and delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail, return receipt requested, properly insured, or an overnight delivery service is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

    Notwithstanding any other provision hereof, the delivery of Exchange Capital Securities in exchange for Original Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of (i) a book-entry confirmation with respect to such Original Capital Securities or (ii) certificates representing Original Capital Securities and a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any required signature guarantees and any other documents required by the Letter of Transmittal. Accordingly, the delivery of Exchange Capital Securities might not be made to all tendering holders at the same time, and will depend upon when book-entry confirmations with respect to Original Capital Securities or certificates representing Original Capital Securities and other required documents are received by the Exchange Agent.

    GUARANTEED DELIVERY. If a holder desires to tender Original Capital Securities pursuant to the Exchange Offer and the certificates for such Original Capital Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent on or prior to the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, such Original Capital Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

        (1) such tenders are made by or through an Eligible Institution;

        (2) a properly completed and duly executed notice to the Exchange Agent guaranteeing delivery to the Exchange Agent of either certificates representing the Original Capital Securities or a book-entry confirmation in compliance with the requirements set forth herein (the "Notice of Guaranteed Delivery"), substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent, as provided below, on or prior to the Expiration Date;

        (3) (a) a book-entry confirmation or (b) the certificates representing all tendered Original Capital Securities, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, are, in any case, received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

    The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

    The Trust's acceptance for exchange of Original Capital Securities tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder and the Trust upon the terms and subject to the conditions of the Exchange Offer.

    DETERMINATION OF VALIDITY. All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Original Capital Securities will be determined by the Corporation and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. The Corporation and the Trust reserve the absolute right, in their sole and absolute discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the opinion of counsel to the Corporation and the Trust, be unlawful. The Corporation and the Trust also reserve the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "--Conditions to the Exchange Offer" or any condition or irregularity in any tender of Original Capital Securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

    The interpretation by the Corporation and the Trust of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Original Capital Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither the Corporation, the Trust, any affiliates or assigns of the Corporation or the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

    If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Corporation and the Trust, proper evidence satisfactory to the Corporation and the Trust, in their sole discretion, of such person's authority to so act must be submitted.

    A beneficial owner of Original Capital Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the Exchange Offer.

RESALES OF EXCHANGE CAPITAL SECURITIES

    The Trust is making the Exchange Offer for the Exchange Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Corporation nor the Trust sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the Commission, and subject to the two immediately following sentences, the Corporation and the Trust believe that Exchange Capital Securities issued pursuant to this Exchange Offer in exchange for Original Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. However, any holder of Original Capital Securities who is an "affiliate" of the Corporation or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing Exchange Capital Securities, or any broker-dealer who purchased Original Capital Securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Original Capital Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Original Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Original Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Original Capital Securities for Exchange Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Capital Securities.

    Each holder of Original Capital Securities who wishes to exchange Original Capital Securities for Exchange Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Corporation or the Trust, (ii) any Exchange Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. In addition, the Corporation and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Corporation and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Original Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Corporation and the Trust believe that Participating Broker-Dealers who acquired Original Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the Exchange Capital Securities received upon exchange of such Original Capital Securities (other than Original Capital Securities which represent an unsold allotment from the initial sale of the Original Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of Exchange Capital Securities received in exchange for Original Capital Securities where such Original Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Agreement, the Corporation and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such Exchange Capital Securities for a period ending 180 days after the Expiration Date (subject to extension under certain limited circumstances described below) or, if earlier, when all such Exchange Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of Exchange Capital Securities received in exchange for Original Capital Securities pursuant to the Exchange Offer must notify the Corporation or the Trust, or cause the Corporation or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under "--Exchange Agent." Any Participating Broker-Dealer who is an "affiliate" of the Corporation or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

    In that regard, each Participating Broker-Dealer who surrenders Original Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that upon receipt of notice from the Corporation or the Trust of the occurrence of any event or the discovery of (i) any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or (ii) any fact which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading, or (iii) of the occurrence of certain other events specified in the Registration Agreement, such Participating Broker-Dealer will suspend the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) pursuant to this Prospectus until the Corporation or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer, or the Corporation or the Trust has given notice that the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) may be resumed, as the case may be. If the

Corporation or the Trust gives such notice to suspend the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable), it shall extend the 180-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of Exchange Capital Securities by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the Exchange Capital Securities or to and including the date on which the Corporation or the Trust has given notice that the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) may be resumed, as the case may be.

WITHDRAWAL RIGHTS

    Except as otherwise provided herein, tenders of Original Capital Securities may be withdrawn at any time on or prior to the Expiration Date.

    In order for a withdrawal to be effective, a written or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at one of its addresses set forth under "-- Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Original Capital Securities to be withdrawn, the aggregate principal amount of Original Capital Securities to be withdrawn, and, if certificates for such Original Capital Securities have been tendered, the name of the registered holder of the Original Capital Securities as set forth on such certificates if different from that of the person who tendered such Original Capital Securities. If certificates representing Original Capital Securities have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such certificates, the tendering holder must submit the serial numbers shown on the particular certificates to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Original Capital Securities tendered for the account of an Eligible Institution. If Original Capital Securities have been tendered pursuant to the procedures for book-entry transfer set forth in "--Procedures for Tendering Original Capital Securities--Book-Entry Transfer," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Original Capital Securities. Withdrawals of tenders of Original Capital Securities may not be rescinded. Original Capital Securities properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under "--Procedures for Tendering Original Capital Securities."

    All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Trust, in its sole discretion, whose determination shall be final and binding on all parties. Neither the Corporation, the Trust, any affiliates or assigns of the Corporation or the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Original Capital Securities which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

DISTRIBUTIONS ON EXCHANGE CAPITAL SECURITIES

    Holders of Original Capital Securities as of July 15, 1997 (the record date for the initial Distribution on August 1, 1997), including such holders who tender their Original Capital Securities pursuant to the Exchange Offer, will be entitled to receive such Distribution.

CONDITIONS TO THE EXCHANGE OFFER

    Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Corporation and the Trust will not be required to accept for exchange, or to exchange, any Original Capital Securities for any Exchange Capital Securities, and, as described below, may terminate the Exchange Offer (whether or not any Original Capital Securities have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions have occurred or exists or have not been satisfied:

        (a) there shall occur a change in the current interpretation by the staff of the Commission which permits the Exchange Capital Securities issued pursuant to the Exchange Offer in exchange for Original Capital Securities to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is an "affiliate" of the Corporation or the Trust within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such Exchange Capital Securities;

        (b) any law, statute, rule or regulation shall have been adopted or enacted which, in the judgment of the Corporation or the Trust, would reasonably be expected to impair its ability to proceed with the Exchange Offer;

        (c) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement, or proceedings shall have been initiated or, to the knowledge of the Corporation or the Trust, threatened for that purpose, or any governmental approval has not been obtained, which approval the Corporation or the Trust shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby; or

        (d) the Corporation determines in good faith that there is a reasonable likelihood that, or a material uncertainty exists as to whether, consummation of the Exchange Offer would result in an adverse tax consequence to the Trust or the Corporation.

    If the Corporation or the Trust determines in its sole and absolute discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, it may, subject to applicable law, terminate the Exchange Offer (whether or not any Original Capital Securities have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, the Corporation or the Trust will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the Original Capital Securities and will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

EXCHANGE AGENT

    The Bank of New York has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as follows:

By Mail:   The Bank of New York
           101 Barclay Street, 7E
           New York, New York 10286
           Attention:  Reorganization Section
                     Odell Romeo

By Overnight Mail or Courier:

           The Bank of New York
           101 Barclay Street
           Corporate Trust Services Window
           Ground Level
           New York, New York 10286
           Attention:  Reorganization Section
                     Odell Romeo

By Hand:   The Bank of New York
           101 Barclay Street
           Corporate Trust Services Window
           Ground Level
           New York, New York 10286
           Attention:  Reorganization Section
                     Odell Romeo

Facsimile Transmission Number: (212) 815-6339

Confirm by Telephone: (212) 815-6337

Information: (212) 815-6337

    Delivery to other than the above addresses or facsimile number will not constitute a valid delivery.

FEES AND EXPENSES

    The Corporation has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Corporation will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Original Capital Securities, and in handling or tendering for their customers.

    Holders who tender their Original Capital Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, Exchange Capital Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Original Capital Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Original Capital Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

    Neither the Corporation nor the Trust will make any payment to brokers, dealers or other nominees soliciting acceptances of the Exchange Offer.

                       DESCRIPTION OF EXCHANGE SECURITIES

    The terms of the Original Securities are identical in all material respects to the Exchange Securities, except that (i) the Original Securities have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain rights under the applicable Registration Agreement (which rights will terminate upon consummation of the Exchange Offer, except under limited circumstances), (ii) the Exchange Capital Securities will not contain certain restrictions on transfer applicable to Original Capital Securities, (iii) the Exchange Capital Securities will not provide for any increase in the Distribution rate thereon and (iv) the Exchange Junior Subordinated Debentures will not provide for any increase in the interest rate thereon. The Original Securities provide that, in the event that a registration statement relating to the Exchange Offer has not been filed by July 6, 1997 and been declared effective by August 5, 1997, or, in certain limited circumstances, in the event a shelf registration statement (the "Shelf Registration Statement") with respect to the resale of the Original Capital Securities is not declared effective by the time required by the Registration Agreement, then liquidated damages will accrue at the rate of 0.25% per annum on the principal amount of the Original Junior Subordinated Debentures and Distributions will accrue at the rate of 0.25% per annum on the Liquidation Amount of the Original Capital Securities, for the period from the occurrence of such event until such time as such registration statement has been filed or declared effective, as the case may be. The Exchange Securities are not, and upon consummation of the Exchange Offer the Original Securities will not be, entitled to any such additional interest or Distributions. Accordingly, holders of Original Capital Securities should review the information set forth under "Risk Factors--Consequences of a Failure to Exchange Original Capital Securities" and "Description of Exchange Securities."

DESCRIPTION OF EXCHANGE CAPITAL SECURITIES

    Pursuant to the terms of the Trust Agreement, the Issuer Trustees on behalf of the Trust will issue the Exchange Capital Securities. The Exchange Capital Securities will represent beneficial ownership interests in the Trust and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption of the Trust Securities or liquidation of the Trust over the Common Securities, as well as other benefits as described in the Trust Agreement. See "--Subordination of Common Securities." The Trust Agreement has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). This summary of certain provisions of the Exchange Capital Securities, the Common Securities and the Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Trust Agreement, including the definitions therein of certain terms. The form of the Trust Agreement is available upon request from the Issuer Trustees.

    GENERAL. The Exchange Capital Securities will be limited to $60,000,000 aggregate Liquidation Amount at any one time outstanding. The Exchange Capital Securities will rank PARI PASSU, and payments will be made thereon pro rata, with the Common Securities except as described under "--Subordination of Common Securities." Legal title to the Exchange Junior Subordinated Debentures will be held by the Property Trustee on behalf of the Trust in trust for the benefit of the holders of the Trust Securities. The Exchange Guarantee executed by the Corporation for the benefit of the holders of the Exchange Capital Securities (the "Exchange Guarantee") will not guarantee payment of Distributions or amounts payable on redemption of the Exchange Capital Securities or on liquidation of the Trust when the Trust does not have funds on hand legally available for such payments. See "--Description of Exchange Guarantee."

    DISTRIBUTIONS. The Exchange Capital Securities represent beneficial ownership interests in the Trust, and Distributions on each Capital Security will be payable at the annual rate of 9.25% of the stated Liquidation Amount of $1,000 and will be payable semi-annually in arrears on February 1 and August 1 of each year, commencing February 1, 1998, to the holders of the Exchange Capital Securities on the relevant record dates. The record dates will be the fifteenth day of the month prior to the month in which the relevant Distribution Date (as defined below) falls. Distributions on the Exchange Capital Securities will be cumulative. Distributions will accumulate from August 1, 1997. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which Distributions are payable on the Exchange Capital Securities is not a Business Day (as defined below), payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payments in respect to any such delay), except that if such next succeeding Business Day falls in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York or Syracuse, New York are authorized or required by law or executive order to remain closed.

    So long as no Debenture Event of Default shall have occurred and be continuing, the Corporation will have the right under the Indenture to defer the payment of interest on the Exchange Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period shall end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. At the end of such Extension Period, the Corporation must pay all interest then accrued and unpaid (together with interest thereon at the annual rate of 9.25% compounded semi-annually, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of Exchange Junior Subordinated Debentures (and holders of the Securities while Securities are outstanding) will be required to accrue such deferred interest income for United States federal income tax purposes prior to the receipt of cash attributable to such income. The term "Distributions" as used herein shall include any such additional Distributions.

    During any such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock (which includes common and preferred stock), (ii) make any payment of principal of or premium, if any, or interest on or repay, repurchase or redeem any debt securities of, the Corporation (including Other Debentures) that rank PARI PASSU with or junior in interest to the Junior Subordinated Debentures, or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including Other Guarantees) if such guarantee ranks PARI PASSU with or junior in right of payment to the Exchange Junior Subordinated Debentures (other than (a) dividends or distributions in shares of or options, warrants or rights to subscribe for or purchase shares of, common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Exchange Guarantee, (d) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock or,
(e) the purchase of fractional interests in shares of the Corporation's stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees or any of the Corporation's divided reinvestment plans).

    Prior to the termination of any such Extension Period, the Corporation may further extend such Extension Period, provided that such extension does not cause the Extension Period to exceed 10 consecutive semi-annual periods, end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period, and the payment of all amounts then due on any Interest Payment Date, the Corporation may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during any Extension Period, except at the end thereof. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any such Extension Period (or an extension thereof) at least five Business Days prior to the earlier of
(i) the date the Distributions on the Capital Securities would have been payable except for the election to begin or extend such Extension Period, or (ii) the date the Administrative Trustees are required to give notice to any automated quotation system or to holders of such Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. The Debenture Trustee shall give notice of the Corporation's election to begin or extend a new Extension Period to the holders of the Capital Securities. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Description of Exchange Junior Subordinated Debentures--Option to Extend Interest Payment Date" and "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

    The revenue of the Trust available for distribution to holders of the Capital Securities will be limited to payments under the Exchange Junior Subordinated Debentures in which the Trust will invest the proceeds from the issuance and sale of the Trust Securities. See "--Description of Exchange Junior Subordinated Debentures--General." If the Corporation does not make interest payments on the Exchange Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Capital Securities. The payment of Distributions (if and to the extent the Trust has funds on hand legally available for the payment of such Distributions) will be guaranteed by the Corporation on a limited basis as set forth herein under "--Description of Exchange Guarantee."

    REDEMPTION. Upon the repayment on the Stated Maturity Date or prepayment prior to the Stated Maturity Date of the Exchange Junior Subordinated Debentures, the proceeds from such repayment or prepayment shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Exchange Capital Securities, upon not less than 30 nor more than 60 days' notice of a date of redemption (the "Redemption Date"), at the applicable Redemption Price, which shall be equal to (i) in the case of the repayment of the Exchange Junior Subordinated Debentures on the Stated Maturity Date, the Maturity Redemption Price (equal to the principal of, and accrued and unpaid interest on, the Exchange Junior Subordinated Debentures), (ii) in the case of the optional prepayment of the Exchange Junior Subordinated Debentures prior to February 1, 2007 upon the occurrence and continuation of a Special Event, the Special Event Redemption Price (equal to the Special Event Prepayment Price in respect of the Exchange Junior Subordinated Debentures) and (iii) in the case of the optional prepayment of the Exchange Junior Subordinated Debentures on or after February 1, 2007, the Optional Redemption Price (equal to the Optional Prepayment Price in respect of the Exchange Junior Subordinated Debentures). See "Description of Exchange Junior Subordinated Debentures--Optional Prepayment" and "--Special Event Prepayment."

    "Like Amount" means (i) with respect to a redemption of the Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Exchange Junior Subordinated Debentures to be paid in accordance with their terms and (ii) with respect to a distribution of Exchange Junior Subordinated Debentures upon the liquidation of the Trust, Exchange Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Exchange Junior Subordinated Debentures are distributed.

    The Corporation will have the option to prepay the Exchange Junior Subordinated Debentures, (i) in whole or in part, on or after February 1, 2007, at the applicable Optional Prepayment Price and (ii) in whole but not in part, at any time prior to February 1, 2007, upon the occurrence of a Special Event, at the Special Event Prepayment Price, in each case subject to prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve. See "Description of Exchange Junior Subordinated Debentures--Optional Prepayment" and "--Special Event Prepayment."

    LIQUIDATION OF THE TRUST AND DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES. The Corporation will have the right at any time to terminate the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. Such right is subject to (i) the Corporation having received an opinion of counsel to the effect that such distribution will not be a taxable event to the holders of Capital Securities and (ii) the prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve.

    The Trust shall automatically terminate upon the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Corporation;
(ii) the distribution of a Like Amount of the Junior Subordinated Debentures to the holders of the Trust Securities, if the Corporation, as Sponsor, has given written direction to the Property Trustee to terminate the Trust (which direction is optional and, except as described above, wholly within the discretion of the Corporation, as Sponsor); (iii) redemption of all of the Trust Securities as described under "--Redemption" above; (iv) expiration of the term of the Trust; and (v) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

    If an early termination occurs as described in clause (i), (ii), (iv) or (v) above, the Trust shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the Trust Securities a Like Amount of the Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practicable, in which event such holders will be entitled to receive out of the assets of the Trust legally available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution or if a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities. See "--Subordination of Common Securities."

    If the Corporation elects not to prepay the Junior Subordinated Debentures prior to maturity in accordance with their terms and either elects not to or is unable to liquidate the Trust and distribute the Junior Subordinated Debentures to holders of the Trust Securities, the Trust Securities will remain outstanding until the repayment of the Junior Subordinated Debentures on the Stated Maturity Date.

    After the liquidation date is fixed for any distribution of Junior Subordinated Debentures to holders of the Trust Securities (i) the Trust Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee will receive, in respect of each registered global certificate, if any, representing Trust Securities held by it, a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing Trust Securities not held by DTC or its nominee will be deemed to represent Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of such Trust Securities and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Trust Securities until such certificates are presented to the Administrative Trustees or their agent for cancellation, whereupon the Corporation will issue to such holder, and the Debenture Trustee will authenticate, a certificate representing such Junior Subordinated Debentures.

    There can be no assurance as to the market prices for the Exchange Capital Securities or the Exchange Junior Subordinated Debentures that may be distributed in exchange for the Trust Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Exchange Capital Securities that an investor may purchase, or the Exchange Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Exchange Capital Securities offered hereby.

    REDEMPTION PROCEDURES. If applicable, Trust Securities shall be redeemed at the applicable Redemption Price with the proceeds from the contemporaneous repayment or prepayment of the Exchange Junior Subordinated Debentures. Any redemption of Trust Securities shall be made and the applicable Redemption Price shall be payable on the Redemption Date only to the extent that the Trust has funds legally available for the payment of such applicable Redemption Price. See also "--Subordination of Common Securities."

    If the Trust gives a notice of redemption in respect of the Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are legally available, with respect to the Capital Securities held by DTC or its nominees, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price. See "--Form, Denomination, Book-Entry Procedures and Transfer." With respect to the Exchange Capital Securities held in certificated form, the Property Trustee, to the extent funds are legally available, will irrevocably deposit with the paying agent for the Capital Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the applicable Redemption Price to the holders thereof upon surrender of their certificates evidencing the Capital Securities. See "--Payment and Paying Agency." Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date shall be payable to the holders of the Capital Securities on the relevant Record Dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of the Capital Securities will cease, except the right of the holders of the Capital Securities to receive the applicable Redemption Price, but without interest on such Redemption Price, and the Capital Securities will cease to be outstanding. In the event that any Redemption Date of Capital Securities is not a Business Day, then the applicable Redemption Price payable on such date will be paid on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the applicable Redemption Price is improperly withheld or refused and not paid either by the Trust or by the Corporation pursuant to the Exchange Guarantee as described under "--Description of Exchange Guarantee," Distributions on Exchange Capital Securities will continue to accumulate at the then applicable rate, from the Redemption Date originally established by the Trust to the date such applicable Redemption Price is actually paid, in which case the actual payment date will be the Redemption Date for purposes of calculating the applicable Redemption Price.

    Subject to applicable law (including, without limitation, United States federal securities law), the Corporation or its subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.

    Notice of any redemption will be mailed at least 30 days but not more than 60 days prior to the Redemption Date to each holder of Trust Securities at its registered address. Unless the Corporation defaults in payment of the applicable Prepayment Price on, or in the repayment of, the Junior Subordinated Debentures, on and after the Redemption Date, Distributions will cease to accrue on the Trust Securities called for redemption.

    SUBORDINATION OF COMMON SECURITIES. Payment of Distributions on, and the Redemption Price of, the Trust Securities, as applicable, shall be made pro rata based on the Liquidation Amount of the Trust Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default or an Event of Default under the Trust Agreement shall have occurred and be continuing, no payment of any Distribution on, or applicable Redemption Price of, any of such Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of the Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or, in the case of payment of the applicable Redemption Price, the full amount of such Redemption Price, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Capital Securities then due and payable.

    In the case of any Event of Default, the Corporation as holder of the Common Securities will be deemed to have waived any right to act with respect to any such Event of Default until the effect of such Events of Default have been cured, waived or otherwise eliminated. Until all such Event of Default shall have been cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Capital Securities and not on behalf of the Corporation as holder of the Common Securities, and only the holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

    EVENTS OF DEFAULT; NOTICE. The occurrence of a Debenture Event of Default (see "--Description of Exchange Junior Subordinated Debentures--Debenture Events of Default") constitutes an "Event of Default" under the Trust Agreement.

    Within ten Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Capital Securities, the Administrative Trustees and the Corporation, as Sponsor, unless such Event of Default shall have been cured or waived. The Corporation, as Sponsor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

    If a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a preference over the Common Securities as described above. See "--Liquidation of the Trust and Distribution of Junior Subordinated Debentures" and "--Subordination of Common Securities."

    REMOVAL OF ISSUER TRUSTEES. Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Capital Securities. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Corporation as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

    MERGER OR CONSOLIDATION OF ISSUER TRUSTEES. Any corporation into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which such Issuer Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such Issuer Trustee, shall be the successor of such Issuer Trustee under the Trust Agreement, provided such corporation shall be otherwise qualified and eligible.

    MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST. The Trust may not merge with or into, consolidate, amalgamate or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other Person, except as described below. The Trust may, at the request of the Corporation, as Sponsor, with the consent of the Administrative Trustees but without the consent of the holders of the Capital Securities, merge with or into, consolidate, amalgamate or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Capital Securities or (b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Capital Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Corporation expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee with respect to the Junior Subordinated

Debentures, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Capital Securities are then listed, if any, (iv) if the Capital Securities (including any Successor Securities) are rated by any nationally recognized statistical rating organization prior to such transaction, such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect,
(vi) such successor entity has a purpose identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Corporation has received an opinion from independent counsel to the Trust experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and
(viii) the Corporation or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity not to be classified as a grantor trust for United States federal income tax purposes.

    VOTING RIGHTS; AMENDMENT OF THE TRUST AGREEMENT. Except as provided below and under'--Mergers, Consolidation, Amalgamations or Replacements of the Trust," "--Description of Exchange Guarantee-- Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Capital Securities will have no voting rights.

    The Trust Agreement may be amended from time to time by the Corporation, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Trust Securities, (i) to cure any ambiguity, correct or supplement any provision in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which shall not be inconsistent with the other provisions of the Trust Agreement, or (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of the holders of the Trust Securities, and any amendments of the Trust Agreement shall become effective when notice thereof is given to the holders of the Trust Securities. The Trust Agreement may be amended by the Issuer Trustees and the Corporation (i) with the consent of holders representing a majority (based upon Liquidation Amount) of the outstanding Trust Securities, and (ii) upon receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act; provided, that, without the consent of each holder of Trust Securities, the Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date. The Exchange Capital Securities and any Original Capital Securities which remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement.

    So long as any Junior Subordinated Debentures are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Property Trustee with respect to the Junior Subordinated Debentures, (ii) waive certain past defaults under the Indenture, (iii) exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the Junior Subordinated Debentures or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in Liquidation Amount of all outstanding Capital Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior approval of each holder of the Capital Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities except by subsequent vote of such holders. The Property Trustee shall notify each holder of Capital Securities of any notice of default with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of such holders of the Capital Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Trust will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.

    Any required approval of holders of Exchange Capital Securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Exchange Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Exchange Capital Securities in the manner set forth in the Trust Agreement.

    No vote or consent of the holders of Capital Securities will be required for the Trust to redeem and cancel the Capital Securities in accordance with the Trust Agreement.

    Notwithstanding that holders of the Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Corporation, the Issuer Trustees or any affiliate of the Corporation or any Issuer Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

    FORM, DENOMINATION, BOOK-ENTRY PROCEDURES AND TRANSFER. The Exchange Capital Securities initially will be represented by one or more Capital Securities in registered, global form (collectively, the "Global Capital Securities"). The Global Capital Securities will be deposited upon issuance with the Property Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

    Except as set forth below, the Global Capital Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Capital Securities may not be exchanged for Capital Securities in certificated form except in the limited circumstances described below. See "--Exchange of Book-Entry Capital Securities for Certificated Capital Securities."

    DEPOSITARY PROCEDURES. DTC has advised the Trust and the Corporation that DTC is a limited purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes to accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

    DTC has also advised the Trust and the Corporation that, pursuant to procedures established by it, (i) upon deposit of the Global Capital Securities, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Capital Securities and (ii) ownership of such interests in the Global Capital Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Capital Securities).

    Investors in the Global Capital Securities may hold their interests therein directly through DTC if they are Participants in such system, or indirectly through organizations which are Participants in such system. All interests in a Global Capital Security will be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Capital Security to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Capital Security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Capital Securities, see "--Exchange of Book-Entry Capital Securities for Certificated Capital Securities."

    Except as described below, owners of beneficial interests in the Global Capital Securities will not have Capital Securities registered in their name, will not receive physical delivery of Capital Securities in certificated form and will not be considered the registered owners or holders thereof under the Trust Agreement for any purpose.

    Payments in respect of the Global Capital Security registered in the name of DTC or its nominee will be payable by the Property Trustee to DTC or its nominee as the registered holder under the Trust Agreement. Under the terms of the Trust Agreement, the Property Trustee will treat the persons in whose names the Capital Securities, including the Global Capital Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Property Trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to, or payments made on account of, beneficial ownership interests in the Global Capital Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Capital Securities, or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Trust and the Corporation that its current practice, upon receipt of any payment in respect of securities such as the Capital Securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in Liquidation Amount of beneficial interests in the relevant security as shown on the records of DTC, unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Capital Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Property Trustee, the Trust or the Corporation. Neither the Trust nor the Corporation nor Property Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Capital Securities, and the Trust or the Corporation and the Property Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

    Secondary market trading activity in interests in the Global Capital Securities will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

    DTC has advised the Trust and the Corporation that it will take any action permitted to be taken by a holder of Exchange Capital Securities only at the direction of one or more Participants to whose account with DTC interests in the Global Capital Securities are credited and only in respect of such portion of the Liquidation Amount of the Capital Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Trust Agreement, DTC reserves the right to exchange the Global Capital Securities for legended Exchange Capital Securities in certificated form and to distribute such Exchange Capital Securities to its Participants.

    The information in this section concerning DTC and their book-entry systems has been obtained from sources that the Trust and the Corporation believe to be reliable, but neither the Trust nor the Corporation takes responsibility for the accuracy thereof.

    Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the Global Capital Securities among Participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Trust nor the Corporation nor the Property Trustee will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

    EXCHANGE OF BOOK-ENTRY CAPITAL SECURITIES FOR CERTIFICATED CAPITAL SECURITIES. A Global Capital Security is exchangeable for Exchange Capital Securities in registered certificated form if (i) DTC (x) notifies the Trust that it is unwilling or unable to continue as Depositary for the Global Capital Security and the Trust thereupon fails to appoint a successor Depositary within 90 days, or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Corporation in its sole discretion elects to cause the issuance of the Capital Securities in certificated form, or (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default under the Trust Agreement. In addition, beneficial interests in a Global Capital Security may be exchanged for certificated Exchange Capital Securities upon request, but only upon at least 20 days prior written notice given to the Property Trustee by or on behalf of DTC in accordance with customary procedures. In all cases, certificated Capital Securities delivered in exchange for any Global Capital Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures) and will bear the legend referred to in "Notice to Investors," unless the Property Trustee determines otherwise in compliance with applicable law.

    EXCHANGE OF CERTIFIED CAPITAL SECURITIES FOR BOOK-ENTRY CAPITAL
SECURITIES. Other Capital Securities, which may be issued in certified form, may not be exchanged for beneficial interests in any Global Capital Security unless such exchange occurs in connection with a transfer of such Other Capital Securities and the transferor first delivers to the Property Trustee a written certificate (in the form provided in the Trust

Agreement) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Capital Securities.

    PAYMENT AND PAYING AGENCY. Payments in respect of the Exchange Capital Securities held in global form shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates or in respect of the Capital Securities that are not held by the Depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Corporation. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Corporation. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Corporation) to act as Paying Agent.

    RESTRICTIONS ON TRANSFER. The Exchange Capital Securities will be issued, and may be transferred, only in blocks having a Liquidation Amount of not less than $100,000 (100 Exchange Capital Securities). Any such transfer of Exchange Capital Securities in a block having a Liquidation Amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Exchange Capital Securities for any purpose, including but not limited to the receipt of Distributions on such Exchange Capital Securities, and such transferee shall be deemed to have no interest whatsoever in such Exchange Capital Securities.

    REGISTRAR AND TRANSFER AGENT. The Property Trustee will act as registrar and transfer agent for the Exchange Capital Securities.

    Registration of transfers of the Exchange Capital Securities will be effected without charge by or on behalf of the Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer of the Exchange Capital Securities after they have been called for redemption.

    INFORMATION CONCERNING THE PROPERTY TRUSTEE. The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Trust Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Trust Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one on which holders of the Capital Securities or the Common Securities are entitled under the Trust Agreement to vote, then the Property Trustee shall take such action as is directed by the Corporation and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

    MISCELLANEOUS. The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of the Corporation for United States federal income tax purposes. In this connection, the Corporation and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Trust Agreement, that the Corporation and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Trust Securities.

    Holders of the Trust Securities have no preemptive or similar rights.

    The Trust may not borrow money or issue debt, execute mortgages or pledge any of its assets.

DESCRIPTION OF EXCHANGE JUNIOR SUBORDINATED DEBENTURES

    The Original Junior Subordinated Debentures were issued and the Exchange Junior Subordinated Debentures will be issued under an Indenture, as supplemented from time to time (as so supplemented, the "Indenture"), between the Corporation and The Bank of New York, as trustee (the "Debenture Trustee"). The Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). This summary of certain terms and provisions of the Exchange Junior Subordinated Debentures and the Indenture does not purport to be complete, and where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, some of which are not otherwise defined herein, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by the Trust Indenture Act.

    GENERAL. Concurrently with the issuance of the Trust Securities, the Trust invested the proceeds thereof in the Original Junior Subordinated Debentures issued by the Corporation. The Exchange Junior Subordinated Debentures, similarly to the Original Junior Subordinated Debentures, will bear interest at the annual rate of 9.25% of the principal amount thereof, payable semi-annually in arrears on February 1 and August 1 of each year (each, an "Interest Payment Date"), commencing February 1, 1998, to the persons in whose names the Exchange Junior Subordinated Debentures are registered, subject to certain exceptions, at the close of business on the fifteenth day of the month prior to the month in which the relevant payment date falls. It is anticipated that, until the liquidation, if any, of the Trust, each Exchange Junior Subordinated Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Exchange Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that if such next succeeding Business Day falls in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of 9.25% thereof, compounded semi-annually. The term "interest" as used herein shall include semi-annual interest payments, interest on semi-annual interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined below), as applicable.

    The Exchange Junior Subordinated Debentures will be issued in denominations of $1,000 and integral multiples thereof. The Junior Subordinated Debentures will mature on February 1, 2027 (the "Stated Maturity Date").

    The Exchange Junior Subordinated Debentures will rank PARI PASSU with the Original Junior Subordinated Debentures and all Other Debentures and will be unsecured and subordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the Indenture. See "-- Subordination."

    The Corporation is a non-operating holding company and almost all of the operating assets of the Corporation are owned by such subsidiaries. The Corporation relies primarily on dividends from such subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. The Corporation is a legal entity separate and distinct from its banking and non-banking affiliates. The principal sources of the Corporation's income are dividends, interest and fees from its banking and non-banking affiliates. The Banks are subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, the Corporation and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent the Corporation and such other affiliates from borrowing from the Banks unless the loans are secured by various types of collateral. Further, such secured loans, other transactions and investments by any of the Banks are generally limited in amount as to the Corporation and as to each of such other affiliates to 10% of such Bank's capital and surplus and as to the Corporation and all of such other affiliates to an aggregate of 20% of such Bank's capital and surplus. In addition, payment of dividends to the Corporation by the subsidiary banks is subject to ongoing review by banking regulators and is subject to various statutory limitations and in certain circumstances requires approval by banking regulatory authorities. At March 31, 1997, OnBank could have paid $9.9 million in dividends to the Corporation without prior regulatory approval. Federal and State regulatory agencies also have the authority to limit further the Banks' payment of dividends based on other factors, such as the maintenance of adequate capital for the Banks, which could reduce the amount of dividends otherwise payable.

    Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary (including depositors in the case of the Banks) except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to the all existing and future liabilities of the Corporation's subsidiaries, and holders of Junior Subordinated Debentures should look only to the assets of the Corporation for payments on the Junior Subordinated Debentures. The Indenture does not limit the occurrence or issuance of other secured or unsecured debt of the Corporation or any subsidiary, including Senior Indebtedness. See "--Subordination."

    FORM, REGISTRATION AND TRANSFER. If the Exchange Junior Subordinated Debentures are distributed to the holders of the Trust Securities, the Exchange Junior Subordinated Debentures may be represented by one or more global certificates registered in the name of Cede & Co. as the nominee of DTC. The Depositary arrangements for such Exchange Junior Subordinated Debentures are expected to be substantially similar to those in effect for the Capital Securities.

    PAYMENT AND PAYING AGENTS. Payment of principal of (and premium, if any) and any interest on Exchange Junior Subordinated Debentures will be made at the office of the Debenture Trustee in the City of New York or at the office of such Paying Agent or Paying Agents as the Corporation may designate from time to time, except that at the option of the Corporation payment of any interest may be made, except in the case of Exchange Junior Subordinated Debentures in global form, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the register for Exchange Junior Subordinated Debentures or (ii) by transfer to an account maintained by the Person entitled thereto as specified in such register, provided that proper transfer instructions have been received by the relevant Record Date. Payment of any interest on any Exchange Junior Subordinated Debenture will be made to the person in whose name such Exchange Junior Subordinated Debenture is registered at the close of business on the Record Date for such interest, except in the case of defaulted interest. The Corporation may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however the Corporation will at all times be required to maintain a Paying Agent in each Place of Payment for the Exchange Junior Subordinated Debentures.

    Any moneys deposited with the Debenture Trustee or any Paying Agent, or then held by the Corporation in trust, for the payment of the principal of (and premium, if any) or interest on any Exchange Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Corporation, be repaid to the Corporation and the holder of such Exchange Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Corporation for payment thereof.

    OPTION TO EXTEND INTEREST PAYMENT DATE. So long as no Debenture Event of Default has occurred and is continuing, the Corporation will have the right under the Indenture at any time or from time to time during the term of the Exchange Junior Subordinated Debentures to defer the payment of interest for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period shall end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Dates. At the end of such Extension Period, the Corporation must pay all interest then accrued and unpaid (together with interest thereon at the annual rate of 9.25%, compounded semi-annually, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of Exchange Junior Subordinated Debentures (and holders of the Exchange Capital Securities while Exchange Capital Securities are outstanding) will be required to accrue interest income for United States federal income tax purposes prior to the receipt of cash attributable to such income. See "Certain United States Federal Income Tax Consequences--Interest Income and Original Issue Discount."

    During any such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock (which includes common and preferred stock) or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including any Other Debentures) that rank PARI PASSU with or junior in right of payment to the Exchange Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including any Other Guarantees) if such guarantee ranks PARI PASSU with or junior in right of payment to the Exchange Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock, (e) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees or any of the Corporation's dividend reinvestment plans).

    Prior to the termination of any Extension Period, the Corporation may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods, end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. Upon the termination of any Extension Period and the payment of all amounts then due on any Interest Payment Date, the Corporation may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any Extension Period (or an extension thereof) at least five Business Days prior to the earlier of (i) the date the Distributions on the Trust Securities would have been payable except for the election to begin or extend such Extension Period or (ii) the date the Administrative Trustees are required to give notice to any securities exchange or to holders of Exchange Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. The Debenture Trustee shall give notice of the Corporation's election to begin or extend a new Extension Period to the holders of the Capital Securities. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period.

    OPTIONAL PREPAYMENT. The Exchange Junior Subordinated Debentures will be prepayable, in whole or in part, at the option of the Corporation on or after February 1, 2007 (the "Initial Optional Prepayment

Date"), subject to the Corporation having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, at a prepayment price (the "Optional Prepayment Price") equal to the percentage of the outstanding principal amount of the Junior Subordinated Debentures specified below, plus, in each case, accrued interest to the date of prepayment if prepaid during the 12-month period beginning February 1 of the years indicated below:

YEAR                                                                                PERCENTAGE
----------------------------------------------------------------------------------  -----------
2007..............................................................................     104.625%
2008..............................................................................     104.163%
2009..............................................................................     103.700%
2010..............................................................................     103.238%
2011..............................................................................     102.775%
2012..............................................................................     102.313%
2013..............................................................................     101.850%
2014..............................................................................     101.388%
2015..............................................................................     100.925%
2016..............................................................................     100.463%
2017 and thereafter...............................................................     100.000%

    SPECIAL EVENT PREPAYMENT. If prior to February 1, 2007, a Special Event shall occur and be continuing, the Corporation may, at its option and subject to receipt of prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, prepay the Exchange Junior Subordinated Debentures in whole (but not in part) at any time within 90 days of the occurrence of such Special Event at a prepayment price (the "Special Event Prepayment Price") equal to the greater of (i) 100% of the principal amount of such Exchange Junior Subordinated Debentures or (ii) the sum, as determined by a Quotation Agent, of the present values of the principal amount and premium payable with respect to an optional redemption of the Exchange Junior Subordinated Debentures on the Initial Optional Prepayment Date, together with scheduled payments of interest on the Junior Subordinated Debentures from the prepayment date to and including the Initial Optional Prepayment Date discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in the case of each of clauses (i) and (ii) accumulated but unpaid interest thereon to the date of prepayment.

    A "Special Event" means a Tax Event or a Regulatory Capital Event (as defined below), as the case may be.

    "Tax Event" means the receipt by the Corporation and the Trust of an opinion of independent counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the Issue Date, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Exchange Junior Subordinated Debentures, (ii) interest payable by the Corporation on the Exchange Junior Subordinated Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a DE MINIMIS amount of other taxes, duties or other governmental charges.

    A "Regulatory Capital Event" means that the Corporation shall have received an opinion of independent bank regulatory counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any rules, guidelines or policies of the Federal Reserve or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the Issue Date, the Exchange Capital Securities do not constitute, or within 90 days of the date thereof, will not constitute, Tier 1 Capital (or its then equivalent); provided, however, that the distribution of the Exchange Junior Subordinated Debt Securities in connection with the liquidation of the Trust by the Corporation shall not in and of itself constitute a Regulatory Capital Event unless such liquidation shall have occurred in connection with a Tax Event.

    "Adjusted Treasury Rate" means, with respect to any prepayment date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such prepayment date plus (a) 1.85% if such prepayment date occurs on or prior to January 31, 1998 and (b) 1.25% in all other cases.

    "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Exchange Junior Subordinated Debentures to be prepaid that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Junior Subordinated Debentures.

    "Quotation Agent" means the Reference Treasury Dealer appointed by the Corporation. "Reference Treasury Dealer" means a nationally recognized U.S. Government securities dealer in New York City appointed by the Corporation.

    "Comparable Treasury Price" means, with respect to any prepayment date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such prepayment date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (a) the average of five Reference Treasury Dealer Quotations for such prepayment date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (b) if the Debenture Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations.

    "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any prepayment date, the average, as determined by the Debenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Debenture Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such prepayment date.

    "Additional Sums" means the additional amounts as may be required in order that the amount of Distributions then due and payable by the Trust on the outstanding Capital Securities and Common Securities shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Trust has become subject as a result of a Tax Event.

    Notice of any prepayment will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Exchange Junior Subordinated Debentures to be prepaid at its registered address. Unless the Corporation defaults in payment of the prepayment price, on and after the prepayment date interest ceases to accrue on the Exchange Junior Subordinated Debentures called for prepayment.

    If the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Corporation will pay as additional amounts on the Exchange Junior Subordinated Debentures the Additional Sums.

    RESTRICTIONS ON CERTAIN PAYMENTS. The Corporation will also covenant that it will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock (which includes common and preferred stock) or (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Corporation (including Other Debentures) that rank PARI PASSU with or junior in right of payment to the Exchange Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including under Other Guarantees) if such guarantee ranks PARI PASSU with or junior in right of payment to the Exchange Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options or warrants or rights to subscribe for or purchase shares of, common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock or
(e) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees or any of the Corporation's dividend reinvestment plans), if at such time (i) there shall have occurred any event of which the Corporation has actual knowledge that (a) is, or with the giving of notice or the lapse of time, or both, would be a Debenture Event of Default and (b) in respect of which the Corporation shall not have taken reasonable steps to cure, (ii) if such Exchange Junior Subordinated Debentures are held by the Trust, the Corporation shall be in default with respect to its payment of any obligations under the Exchange Guarantee or (iii) the Corporation shall have given notice of its election of an Extension Period as provided in the Indenture and shall not have rescinded such notice, and such Extension Period, or any extension thereof, shall have commenced and be continuing.

    For so long as the Trust Securities remain outstanding, the Corporation will covenant (i) to directly or indirectly maintain 100% direct or indirect ownership of the Common Securities of the Trust; provided, however, that any permitted successor of the Corporation under the Indenture may succeed to the Corporation's ownership of such Common Securities, (ii) not to cause, as Sponsor of the Trust, or to permit, as holder of the Common Securities, the dissolution, winding-up or termination of the Trust, except in connection with a distribution of the Junior Subordinated Debentures as provided in the Trust Agreement and in connection with certain mergers, consolidations or amalgamations and (iii) to use its reasonable efforts to cause the Trust (a) to remain a business trust, except in connection with the distribution of Junior Subordinated Debentures to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Trust Agreement, and (b) to otherwise continue to be classified as a grantor trust for United States federal income tax purposes.

    MODIFICATION OF INDENTURE. From time to time the Corporation and the Debenture Trustee may, without the consent of the holders of Exchange Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of Exchange Junior Subordinated Debentures) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Corporation and the Debenture Trustee, with the consent of the holders of a majority in principal amount of Exchange Junior Subordinated Debentures, to modify the Indenture in a manner affecting the rights of the holders of Exchange Junior Subordinated Debentures; provided, however, that no such modification may, without the consent of the holders of each outstanding Exchange Junior Subordinated Debenture so affected, (i) change the Stated Maturity, or reduce the principal amount of the Exchange Junior Subordinated Debentures, or reduce the rate or extend the time of payment of interest thereon except pursuant to the Corporation's right under the Indenture to defer the payment of interest as provided therein (see "--Option to Extend Interest Payment Date") or
(ii) reduce the percentage of principal amount of Exchange Junior Subordinated Debentures, the holders of which are required to consent to any such modification of the Indenture.

    DEBENTURE EVENTS OF DEFAULT. The Indenture provides that any one or more of the following described events with respect to the Exchange Junior Subordinated Debentures constitutes a "Debenture Event of Default" (whatever the reason for such Debenture Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

        (i) failure for 30 days to pay any interest on the Exchange Junior Subordinated Debentures or any Other Debentures when due (subject to the deferral of any due date in the case of an Extension Period); or

        (ii) failure to pay any principal or premium, if any, on the Exchange Junior Subordinated Debentures or any Other Debentures when due, whether at maturity, upon redemption, by declaration of acceleration of maturity or otherwise; or

       (iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to the Corporation from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of Exchange Junior Subordinated Debentures; or

        (iv) certain events in bankruptcy, insolvency or reorganization of the Corporation.

    The holders of a majority in aggregate outstanding principal amount of the Exchange Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Exchange Junior Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default. The holders of a majority in aggregate outstanding principal amount of the Exchange Junior Subordinated Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of the Exchange Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee.

    The holders of a majority in aggregate outstanding principal amount of the Exchange Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Exchange Junior Subordinated Debentures, waive any past default, except a default in the payment of principal of (or premium, if any) on or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest (and premium, if any) and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Exchange Junior Subordinated Debenture.

    ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF EXCHANGE CAPITAL SECURITIES. If a Debenture Event of Default shall have occurred and be continuing and shall be attributable to the failure of the Corporation to pay interest (or premium, if any) on principal of the Exchange Junior Subordinated Debentures on the due date, a holder of Exchange Capital Securities may institute a Direct Action. The Corporation may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Exchange Capital Securities. Notwithstanding any payments made to a holder of Exchange Capital Securities by the Corporation in connection with a Direct Action, the Corporation shall remain obligated to pay the principal of (or premium, if any) or interest on the Exchange Junior Subordinated Debentures, and the Corporation shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Exchange Capital Securities to the extent of any payments made by the Corporation to such holder in any Direct Action.

    The holders of the Exchange Capital Securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the Exchange Junior Subordinated Debentures unless there shall have been an Event of Default under the Trust Agreement. See "--Description of Exchange Capital Securities--Events of Default; Notice."

    CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS. The Indenture provides that the Corporation shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Corporation or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to the Corporation, unless
(i) in case the Corporation consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Corporation's obligations on the Exchange Junior Subordinated Debentures; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; and (iii) certain other conditions as prescribed in the Indenture are met.

    The general provisions of the Indenture do not afford holders of the Exchange Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Corporation that may adversely affect holders of the Exchange Junior Subordinated Debentures.

    SATISFACTION AND DISCHARGE. The Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at maturity within one year, and the Corporation deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Junior Subordinate Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity Date, as the case may be, then the Indenture will cease to be of further effect (except as to the Corporation's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Corporation will be deemed to have satisfied and discharged the Indenture.

    SUBORDINATION. The Indenture provides that any Exchange Junior Subordinated Debentures issued thereunder shall be subordinate and junior in right of payment to all Senior Indebtedness. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Corporation, all Senior Indebtedness of the Corporation must be paid in full before the holders of Exchange Junior Subordinated Debentures will be entitled to receive or retain any payment in respect thereof.

    In the event of the acceleration of the maturity of the Exchange Junior Subordinated Debentures, the holders of all Senior Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of such Senior Indebtedness before the holders of the Exchange Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the Exchange Junior Subordinated Debentures.

    No payments on account of principal (or premium, if any) or interest, if any, in respect of the Exchange Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Indebtedness, or an event of default with respect to any

Senior Indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

    "Senior Indebtedness" shall mean all Indebtedness for Money Borrowed, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, except Indebtedness Ranking on a Parity with the Junior Subordinated Debentures or Indebtedness Ranking Junior to the Junior Subordinated Debentures, and any deferrals, renewals or extensions of such Senior Indebtedness.

    "Indebtedness for Money Borrowed" shall mean any obligation of, or any obligation guaranteed by, the Corporation for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments.

    "Indebtedness Ranking on a Parity with the Junior Subordinated Debentures" shall mean (i) Indebtedness for Money Borrowed, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, which specifically by its terms ranks equally with and not prior to the Junior Subordinated Debentures in the right of payment upon the happening of the dissolution or winding-up or liquidation or reorganization of the Corporation and (ii) all other debt securities, and guarantees in respect of those debt securities, issued to any other trust, or a trustee of such trust, partnership or other entity affiliated with the Corporation that is a financing vehicle of the Corporation (a "financing entity") in connection with the issuance by such financing entity of equity securities or other securities guaranteed by the Corporation pursuant to an instrument that ranks PARI PASSU with or junior in right of payment to the Guarantee.

    "Indebtedness Ranking Junior to the Junior Subordinated Debentures" shall mean any Indebtedness for Money Borrowed, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, which specifically by its terms ranks junior to and not equally with or prior to the Junior Subordinated Debentures (and any other Indebtedness Ranking on a Parity with the Junior Subordinated Debentures) in right of payment upon the happening of the dissolution or winding-up or liquidation or reorganization of the Corporation. The securing of any Indebtedness for Money Borrowed, otherwise constituting Indebtedness Ranking on a Parity with the Junior Subordinated Debentures or Indebtedness Ranking Junior to the Junior Subordinated Debentures, as the case may be, shall not be deemed to prevent such Indebtedness for Money Borrowed from constituting Indebtedness Ranking on a Parity with the Junior Subordinated Debentures or Indebtedness Ranking Junior to the Junior Subordinated Debentures, as the case may be.

    The Corporation is a non-operating holding company and almost all of the operating assets of the Corporation are owned by the Corporation's subsidiaries. The Corporation relies primarily on dividends from such subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. The Corporation is a legal entity separate and distinct from its banking and non-banking affiliates. The principal sources of the Corporation's income are dividends, interest and fees from its banking and non-banking affiliates. The Banks are subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, the Corporation and certain federal law on any extensions of credit to, and certain other transactions with, the Corporation and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent the Corporation and such other affiliates from borrowing from the Banks unless the loans are secured by various types of collateral. Further, such secured loans, other transactions and investments by any of the Banks are generally limited in amount as to the Corporation and as to each of such other affiliates to 10% of such Bank's capital and surplus and as to the Corporation and all of such other affiliates to an aggregate of 20% of such Bank's capital and surplus. In addition, payment of dividends to the Corporation by the subsidiary banks is subject to ongoing review by banking regulators and is subject to various statutory limitations and in certain circumstances requires approval by banking regulatory authorities. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries. Holders of Junior Subordinated Debentures should look only to the assets of the Corporation for payments of interest and principal and premium, if any.

    The Indenture places no limitation on the amount of Senior Indebtedness that may be incurred by the Corporation.

    RESTRICTIONS ON TRANSFER. The Exchange Junior Subordinated Debentures will be issued, and may be transferred only, in blocks having an aggregate principal amount of not less than $100,000 (100 Exchange Junior Subordinated Debentures). Any such transfer of Exchange Junior Subordinated Debentures in a block having an aggregate principal amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Exchange Junior Subordinated Debentures for any purpose, including but not limited to the receipt of payments on such Exchange Junior Subordinated Debentures, and such transferee shall be deemed to have no interest whatsoever in such Exchange Junior Subordinated Debentures.

    GOVERNING LAW. The Indenture and the Exchange Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.

    INFORMATION CONCERNING THE DEBENTURE TRUSTEE. The Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Exchange Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

DESCRIPTION OF EXCHANGE GUARANTEE

    The Exchange Guarantee will be executed and delivered by the Corporation concurrently with the issuance by the Trust of the Exchange Capital Securities for the benefit of the holders from time to time of such Exchange Capital Securities. The Bank of New York will act as Guarantee Trustee (the "Guarantee Trustee") under the Exchange Guarantee. The Exchange Guarantee has been qualified under the Trust Indenture Act. This summary of certain provisions of the Exchange Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Exchange Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act. The Guarantee Trustee will hold the Exchange Guarantee for the benefit of the holders of the Exchange Capital Securities.

    GENERAL. The Corporation will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Exchange Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the Exchange Capital Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the Exchange
Guarantee: (i) any accrued and unpaid Distributions required to be paid on the Exchange Capital Securities, to the extent that the Trust has funds on hand legally available therefor at such time, (ii) the applicable Redemption Price with respect to Exchange Capital Securities called for redemption, to the extent that the Trust has funds on hand legally available therefor at such time, and
(iii) upon a voluntary or involuntary termination and liquidation of the Trust, the lesser of (a) the Liquidation Distribution, and (b) the amount of assets of the Trust remaining available for distribution to holders of Exchange Capital Securities. The Corporation's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Corporation to the holders of the Exchange Capital Securities or by causing the Trust to pay such amounts to such holders.

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
    The Exchange Guarantee will rank subordinate and junior in right of payment to all Senior Indebtedness. See "--Status of the Exchange Guarantee." Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Corporation's obligations under the Exchange Guarantee will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and claimants should look only to the assets of the Corporation for payments thereunder. See "Description of Exchange Junior Subordinated Debentures-- General." The Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Indebtedness, whether under the Indenture, any other indenture that the Corporation may enter into in the future or otherwise.

    The Corporation will, through the Exchange Guarantee, the Trust Agreement, the Exchange Junior Subordinated Debentures and the Indenture, taken together, fully, irrevocably and unconditionally guarantee all of the Trust's obligations under the Exchange Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Exchange Capital Securities. See "Relationship Among the Exchange Capital Securities, the Exchange Junior Subordinated Debentures and the Exchange Guarantee."

    STATUS OF THE EXCHANGE GUARANTEE. The Exchange Guarantee will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all Senior Indebtedness in the same manner as Exchange Junior Subordinated Debentures.

    The Exchange Guarantee will rank PARI PASSU with all Other Guarantees issued by the Corporation. The Exchange Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Corporation to enforce its rights under the Exchange Guarantee without first instituting a legal proceeding against any other person or entity). The Exchange Guarantee will be held for the benefit of the holders of the Exchange Capital Securities. The Exchange Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution to the holders of the Exchange Capital Securities of the Exchange Junior Subordinated Debentures. The Exchange Guarantee does not place a limitation on the amount of additional Senior Indebtedness that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Debt.

    AMENDMENTS AND ASSIGNMENT. Except with respect to any changes which do not materially adversely affect the rights of holders of the Exchange Capital Securities (in which case no vote will be required), the Exchange Guarantee may not be amended without the prior approval of the holders of a majority of the Liquidation Amount of such outstanding Exchange Capital Securities. The manner of obtaining any such approval will be as set forth under "--Description of Exchange Capital Securities--Voting Rights; Amendment of the Trust Agreement." All guarantees and agreements contained in the Exchange Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Corporation and shall inure to the benefit of the holders of the Exchange Capital Securities then outstanding.

    EVENTS OF DEFAULT. An event of default under the Exchange Guarantee will occur upon the failure of the Corporation to perform any of its payment or other obligations thereunder. The holders of a majority in Liquidation Amount of the Exchange Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Exchange Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Exchange Guarantee.

    Any holder of the Exchange Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Exchange Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

    The Corporation, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Exchange Guarantee.

    INFORMATION CONCERNING THE GUARANTEE TRUSTEE. The Guarantee Trustee, other than during the occurrence and continuance of a default by the Corporation in performance of the Guarantee, will undertake to perform only such duties as are specifically set forth in the Exchange Guarantee and, after default with respect to the Exchange Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee will be under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of the Capital Securities unless it is offered reasonable indemnity against costs, expenses and liabilities that might be incurred thereby.

    TERMINATION OF THE EXCHANGE GUARANTEE. The Exchange Guarantee will terminate and be of no further force and effect upon full payment of the applicable Redemption Price of the Exchange Capital Securities, upon full payment of the Liquidation Amount payable upon liquidation of the Trust or upon distribution of Exchange Junior Subordinated Debentures to the holders of the Exchange Capital Securities. The Exchange Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Exchange Capital Securities must restore payment of any sums paid under the Exchange Capital Securities or the Exchange Guarantee.

    GOVERNING LAW. The Exchange Guarantee will be governed by and construed in accordance with the laws of the State of New York.

                       DESCRIPTION OF ORIGINAL SECURITIES

    The terms of the Original Securities are identical in all material respects to the Exchange Securities, except that (i) the Original Securities have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain rights under the applicable Registration Agreement (which rights will terminate upon consummation of the Exchange Offer, except under limited circumstances), (ii) the Exchange Capital Securities will not provide for any increase in the Distribution rate thereon and (iii) the Exchange Junior Subordinated Debentures will not provide for any liquidated damages thereon. The Original Securities provide that, in the event that a registration statement relating to the Exchange Offer has not been filed by July 6, 1997 and been declared effective by August 5, 1997, or, in certain limited circumstances, in the event a shelf registration statement (the "Shelf Registration Statement") with respect to the resale of the Original Capital Securities is not declared effective by August 5, 1997, then liquidated damages will accrue at the rate of 0.25% per annum on the principal amount of the Original Junior Subordinated Debentures and Distributions will accrue at the rate of 0.25% per annum on the Liquidation Amount of the Original Capital Securities, for the period from the occurrence of such event until such time as such required Exchange Offer is consummated or any required Shelf Registration Statement is effective. The Exchange Securities are not, and upon consummation of the Exchange Offer the Original Securities will not be, entitled to any such additional interest or Distributions. Accordingly, holders of Original Capital Securities should review the information set forth under "Risk Factors--Consequences of a Failure to Exchange Original Capital Securities" and "Description of Exchange Securities."

              RELATIONSHIP AMONG THE EXCHANGE CAPITAL SECURITIES,
                  THE EXCHANGE JUNIOR SUBORDINATED DEBENTURES
                           AND THE EXCHANGE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

    Payments of Distributions and other amounts due on the Exchange Capital Securities (to the extent the Trust has funds on hand legally available for the payment of such Distributions) will be irrevocably guaranteed by the Corporation as and to the extent set forth under "--Description of Exchange Guarantee." Taken together, the Corporation's obligations under the Exchange Junior Subordinated Debentures, the Indenture, the Trust Agreement and the Exchange Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Exchange Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full and unconditional guarantee of the Trust's obligations under the Exchange Capital Securities. If and to the extent that the Corporation does not make payments on the Exchange Junior Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the Exchange Capital Securities. The Guarantee will not cover any such payment when the Trust does not have sufficient funds on hand legally available therefor. In such event, the remedy of a holder of Exchange Capital Securities is to institute a Direct Action. The obligations of the Corporation under the Exchange Guarantee will be subordinate and junior in right of payment to all Senior Indebtedness.

SUFFICIENCY OF PAYMENTS

    As long as payments of interest and other payments are made when due on the Exchange Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Exchange Capital Securities, primarily because (i) the aggregate principal amount or Prepayment Price of the Exchange Junior Subordinated Debt Securities will be equal to the sum of the aggregate Liquidation Amount or Redemption Price, as applicable, of the Trust Securities; (ii) the interest rate and interest and other payment dates on the Exchange Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Trust Securities; (iii) the Corporation, as Sponsor, shall pay for all costs, expenses and liabilities of the Trust except the Trust's obligations to holders of Trust Securities under such Trust Securities; and (iv) the Trust Agreement will provide that the Trust is not authorized to engage in any activity that is not consistent with the limited purposes thereof.

ENFORCEMENT RIGHTS OF HOLDERS OF EXCHANGE CAPITAL SECURITIES

    A holder of any Exchange Capital Security may institute a legal proceeding directly against the Corporation to enforce its rights under the Exchange Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity. A default or event of default under any Senior Indebtedness would not constitute a default or Event of Default under the Trust Agreement. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Indenture provide that no payments may be made in respect of the Exchange Junior Subordinated Debentures until such Senior Debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on Exchange Junior Subordinated Debentures would constitute an Event of Default under the Trust Agreement.

LIMITED PURPOSE OF THE TRUST

    The Capital Securities will represent beneficial interest in the Trust, and the Trust exists for the sole purpose of issuing the Trust Securities, using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures, exchanging the Original Junior Subordinated Debentures and Trust Securities in the Exchange Offer pursuant to the Indenture and engaging in other activities necessary or incidental thereto. A principal difference between the rights of a holder of an Exchange Capital Security and a holder of an Exchange Junior Subordinated Debenture is that a holder of an Exchange Junior Subordinated Debenture will be entitled to receive from the Corporation the principal amount of (and premium, if any) and interest on Exchange Junior Subordinated Debentures held, while a holder of Exchange Capital Securities is entitled to receive Distributions from the Trust (or, in certain circumstances, from the Corporation under the Guarantee) if and to the extent the Trust has funds on hand legally available for the payment of such Distributions.

RIGHTS UPON TERMINATION

    Unless the Junior Subordinated Debentures are distributed to holders of the Trust Securities, upon any voluntary or involuntary termination and liquidation of the Trust the holders of the Trust Securities will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of Exchange Securities--Description of Exchange Capital Securities--Liquidation of the Trust and Distribution of Junior Subordinated Debentures." Upon any voluntary or involuntary liquidation or bankruptcy of the Corporation, the Property Trustee, as holder of the Exchange Junior Subordinated Debentures, would be a subordinated creditor of the Corporation, subordinated in right of payment to all Senior Indebtedness as set forth in the Indenture, but entitled to receive payment in full of principal (and premium, if any) and interest, before any stockholders of the Corporation receive payments or distributions. Since the Corporation is the guarantor under the Exchange Guarantee and has agreed to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of its Trust Securities), the positions of a holder of Exchange Capital Securities and a holder of Exchange Junior Subordinated Debentures relative to other creditors and to stockholders of the Corporation in the event of liquidation or bankruptcy of the Corporation are expected to be substantially the same.

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
                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following is a summary of certain of the material United States federal income tax consequences of the purchase, ownership and disposition of Exchange Capital Securities held as capital assets. It does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, United States Alien Holders (as defined herein) engaged in a U.S. trade or business or persons that will hold the Exchange Capital Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Exchange Capital Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Exchange Capital Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder and the administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

CLASSIFICATION OF THE EXCHANGE JUNIOR SUBORDINATED DEBENTURES

    The Corporation intends to take the position that the Exchange Junior Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of the Corporation under current law. No assurance can be given, however, that the IRS will not challenge such position or, if challenged, that such a challenge will not be successful. The remainder of this discussion assumes that the Exchange Junior Subordinated Debentures will be treated as indebtedness of the Corporation for United States federal income tax purposes.

CLASSIFICATION OF THE TRUST

    In connection with the issuance of the Capital Securities, Skadden, Arps, Slate, Meagher & Flom LLP ("Tax Counsel") rendered its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Trust Agreement and the Indenture (and certain other documents), and based upon certain facts and assumptions contained in such opinion, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Exchange Capital Securities generally will be considered the owner of an undivided interest in the Exchange Junior Subordinated Debentures and each holder will be required to include in its gross income any interest (or OID accrued) with respect to its allocable share of those Exchange Junior Subordinated Debentures.

    An opinion of Tax Counsel, however, is not binding on the IRS or the courts. Prospective investors should note that no rulings have been or are expected to be sought from the IRS with respect to any of these issues and no assurance can be given that the IRS will not take contrary positions. Moreover, no assurance can be given that the opinion expressed herein will not be challenged by the IRS or, if challenged, that such a challenge would not be successful.

EXCHANGE OF ORIGINAL CAPITAL SECURITIES FOR EXCHANGE CAPITAL SECURITIES

    There will be no Federal income tax consequences to holders exchanging Original Capital Securities for Exchange Capital Securities pursuant to the Exchange Offer and such a holder will have the same adjusted basis and holding period in the Exchange Capital Securities as it had in the Original Capital Securities immediately before the exchange.

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
INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

    Under recently issued Treasury regulations (the "Regulations") applicable to debt instruments issued on or after August 13, 1996, a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. The Corporation believes that the likelihood of its exercising its option to defer payments of interest is "remote" since exercising that option would prevent the Corporation from declaring dividends on any class of equity securities. Accordingly, the Corporation intends to take the position that the Exchange Junior Subordinated Debentures will not be considered to be issued with OID and, accordingly, stated interest on the Exchange Junior Subordinated Debentures generally will be taxable to a holder as ordinary income at the time it is paid or accrued in accordance with such holder's method of accounting.

    Under the Regulations, if the Corporation were to exercise its option to defer payments of interest, the Exchange Junior Subordinated Debentures would at that time be treated as issued with OID, and all stated interest on the Exchange Junior Subordinated Debentures would thereafter be treated as OID as long as the Exchange Junior Subordinated Debentures remain outstanding. In such event, all of a holder's taxable interest income with respect to the Exchange Junior Subordinated Debentures would thereafter be accounted for on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a holder of Exchange Capital Securities would be required to include in gross income OID even though the Corporation would not make actual cash payments during an Extension Period. Moreover, under the Regulations, if the option to defer the payment of interest was determined not to be "remote," the Exchange Junior Subordinated Debentures would be treated as having been originally issued with OID. In such event, all of a holder's taxable interest income with respect to the Exchange Junior Subordinated Debentures would be accounted for on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income.

    The Regulations have not yet been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a position contrary to Tax Counsel's interpretation herein.

    Because income on the Exchange Capital Securities will constitute interest or OID, corporate holders of the Exchange Capital Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Exchange Capital Securities.

RECEIPT OF EXCHANGE JUNIOR SUBORDINATED DEBENTURES OR CASH UPON LIQUIDATION OF
  THE TRUST

    The Corporation will have the right at any time to liquidate the Trust and cause the Exchange Junior Subordinated Debentures to be distributed to the holders of the Trust Securities. Under current law, such a distribution, for United States federal income tax purposes, would be treated as a nontaxable event to each holder, and each holder would receive an aggregate tax basis in the Exchange Junior Subordinated Debentures equal to such holder's aggregate tax basis in its Exchange Capital Securities. A holder's holding period in the Exchange Junior Subordinated Debentures so received in liquidation of the Trust would include the period during which the Exchange Capital Securities were held by such holder. If, however, the Trust is characterized for United States federal income tax purposes as an association taxable as a corporation at the time of its dissolution, the distribution of the Exchange Junior Subordinated Debentures would constitute a taxable event to holders of Capital Securities and a holder's holding period in Exchange Junior Subordinated Debentures would begin on the date such Exchange Junior Subordinated Debentures were received.

    Under certain circumstances described herein (see "--Description of Exchange Capital Securities"), the Exchange Junior Subordinated Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Exchange Capital Securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of

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
the redeemed Exchange Capital Securities, and a holder could recognize gain or loss as if it sold such redeemed Exchange Capital Securities for cash. See "--Sales of Exchange Capital Securities."

SALES OF EXCHANGE CAPITAL SECURITIES

    A holder that sells Exchange Capital Securities (including a redemption of Exchange Capital Securities either on the Stated Maturity Date or upon an optional redemption of the Exchange Junior Subordinated Debentures by the Corporation) will recognize gain or loss equal to the difference between its adjusted tax basis in the Exchange Capital Securities and the amount realized on the sale of such Exchange Capital Securities (other than with respect to accrued and unpaid interest which has not yet been included in income, which will be treated as ordinary income). A holder's adjusted tax basis in the Exchange Capital Securities will generally be its initial purchase price increased by OID (if any) previously includable in such holder's gross income to the date of disposition and decreased by payments (if any) received on the Exchange Capital Securities in respect of OID. Subject to the market discount rules described below, such gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the Exchange Capital Securities have been held for more than one year.

    The Exchange Capital Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Exchange Junior Subordinated Debentures. A holder who uses the accrual method of accounting for tax purposes (and a cash method holder, if the Exchange Junior Subordinated Debenture are deemed to have been issued with OID) who disposes of his Exchange Capital Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Exchange Junior Subordinated Debentures through the date of disposition in income as ordinary income (i.e., interest or, if applicable, OID), and to add such amount to his adjusted tax basis in his pro rata share of the underlying Exchange Junior Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest) a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

MARKET DISCOUNT AND BOND PREMIUM

    To the extent a holder acquires Exchange Capital Securities at a price that is greater or less than the adjusted issue price (which should generally approximate the face amount plus accrued but unpaid interest on the Exchange Junior Subordinated Debentures) of such holder's proportionate share of the Exchange Junior Subordinated Debentures, the holder may be deemed to have acquired its undivided interest in the Exchange Junior Subordinated Debentures with acquisition premium or market discount.

    A holder who acquires an undivided beneficial interest in the Exchange Junior Subordinated Debentures at a market discount will generally be required to recognize ordinary income to the extent of accrued market discount on the Exchange Junior Subordinated Debentures upon their retirement or, to the extent of any gain, upon the disposition of the Exchange Capital Securities. Such market discount will accrue ratably or, at the election of the holder, under a constant yield method over the remaining term of the Exchange Junior Subordinated Debentures. A holder will also be required to defer the deduction of a portion of the interest paid or accrued on indebtedness incurred to purchase or carry Exchange Capital Securities that represent an undivided interest in Exchange Junior Subordinated Debentures acquired with market discount. In lieu of the foregoing, a holder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in the taxable year of the election or thereafter, in which case the interest deferral rule will not apply.

    A holder who acquires an undivided beneficial interest in the Exchange Junior Subordinated Debentures at a premium will be able to offset the amount of such holder's amortizable bond premium attributable to that taxable year against such holder's allocable share of interest (or OID, if any) paid or accrued on the Exchange Junior Subordinated Debentures.

    Holders are advised to consult their tax advisors regarding the market discount and acquisition premium rules.

PROPOSED TAX LEGISLATION

    On February 6, 1997, as part of the fiscal 1998 budget proposal submitted to Congress, the Clinton Administration proposed certain changes to Federal income tax law which would, among other things, generally treat as equity, for Federal income tax purposes, certain debt obligations, such as the Exchange Junior Subordinated Debentures, that are "issued on or after the date of first Congressional Committee action" (the "Clinton Proposal"). On June 9, 1997, House Ways and Means Committee Chairman Bill Archer released the Chairman's Mark Relating to Revenue Reconciliation Provisions that are proposed to be included in 1997 tax legislation (the "Chairman's Mark"). The Chairman's Mark constitutes "first Congressional Committee action" with respect to the provisions contained therein. The Chairman's Mark does not include the Clinton Proposal that would require instruments with terms similar to the Exchange Junior Subordinated Debentures to be treated as equity for Federal income tax purposes.

    In light of the Chairman's Mark, it appears that "first Congressional Committee action" has not yet occurred with respect to the Clinton Proposal. Furthermore, given the issue date of the Junior Subordinated Debentures and the effective date transitional rules relating to certain capital markets provisions included in the Chairman's Mark (as well as transitional rules provided for in 1996 proposed legislation similar to the Clinton Proposal), it is anticipated that the Clinton Proposal, even if acted upon by Congress in the future, would not apply to the Exchange Junior Subordinated Debentures.

    There can be no assurance, however, that the Clinton Proposal or similar legislation will not ultimately be enacted into law, that the effective date and transitional rules relating thereto would be enacted as anticipated, or that other developments will not occur after the date hereof that would adversely affect the tax treatment of the Exchange Junior Subordinated Debentures and could result, in certain circumstances, in the redemption of the Trust Securities by the Corporation. See "Description of Exchange--Description of Exchange Securities--Mandatory Redemption" and "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures."

UNITED STATES ALIEN HOLDERS

    For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is not a U.S. Holder for United States federal income tax purposes.

    A "U.S. Holder" is a holder of Exchange Capital Securities who or which is a citizen or individual resident (or is treated as a citizen or individual resident) of the United States for federal income tax purposes, a corporation or partnership created or organized (or treated as created or organized for federal income tax purposes)in or under the laws of the United States or any political subdivision thereof, or a trust or estate the income of which is includible in its gross income for federal income tax purposes without regard to its source. For taxable years beginning after December 31, 1996 (or for the immediately preceding year, if the trustee of a trust so elects), a trust is a U.S. Holder for federal income tax purposes if, and only if, (i) a court within the United States is able to exercise primary supervision over the administration of the trust and (ii) one or more United States trustees have the authority to control all substantial decisions of the trust.

    Under present United States federal income tax laws: (i) payments by the Trust or any of its paying agents to any holder of an Exchange Capital Security who or which is a United States Alien Holder will not be subject to United States federal withholding tax; provided that, (a) the beneficial owner of the Exchange Capital Security does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of the Corporation entitled to vote, (b) the beneficial owner of the Exchange Capital Security is not a controlled foreign corporation that is related to the Corporation through stock ownership, and (c) either (A) the beneficial owner of the Exchange Capital Security certifies to the Trust or its agent, under penalties of perjury, that it is not a United States holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Exchange Capital Security in such capacity, certifies to the Trust or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof; and (ii) a United States Alien Holder of an Exchange Capital Security will not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition of an Exchange Capital Security.

INFORMATION REPORTING TO HOLDERS

    Generally, income on the Exchange Capital Securities will be reported to holders on Forms 1099, which forms should be mailed to holders of Exchange Capital Securities by January 31 following each calendar year.

    THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE EXCHANGE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

    Each fiduciary of a pension, profit-sharing or other employee benefit plan (a "Plan") subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the Capital Securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

    Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") prohibit Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (also "Plans"), from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in Interest") with respect to such Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(5) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code.

    Under a regulation (the "Plan Asset Regulation") issued by the U.S. Department of Labor (the "DOL"), the assets of the Trust would be deemed to be "plan assets" of a Plan for purposes of ERISA and Section 4975 of the Code if "plan assets" of the Plan were used to acquire an equity interest in the Trust and no exception were applicable under the Plan Assets Regulation. An "equity interest" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features and specifically includes a beneficial interest in a trust.

    Pursuant to an exception contained in the Plan Assets Regulation, the assets of the Trust would not be deemed to be "plan assets" of investing Plans if, immediately after the most recent acquisition of any equity interest in the Trust, less than 25% of the value of each class of equity interest in the Trust were held by Plans, other employee benefit plans not subject to ERISA or Section 4975 of the Code (such as governmental, church and foreign plans) and entities holding assets deemed to be "plan assets" of any Plan (collectively, "Benefit Plan Investors"). No assurance can be given by the Initial Purchaser that the value of the Capital Securities held by Benefit Plan Investors will be less than 25% of the total value of such Capital Securities at the completion of the initial offering or thereafter, and no monitoring or other measures will be taken with respect to the satisfaction of the conditions to this exception. All of the Common Securities will be purchased and held directly or indirectly by the Corporation.

    Certain transactions involving the Trust could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan if the Capital Securities were acquired with "plan assets" of such Plan and assets of the Trust were deemed to be "plan assets" of Plans investing in the Trust. For example, if the Corporation is a Party in Interest with respect to an Investing Plan (either directly or by reason of its ownership of the Trust or of any of the Corporation's other subsidiaries), extensions of credit between the Corporation and the Trust (as represented by the Junior Subordinated Debentures and the Guarantee) would likely be prohibited by Section 406(a)(1)(B) of ERISA and Section 4975(c)(1)(B) of the Code, unless exemptive relief were available under an applicable administrative exemption (see below).

    The DOL has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Capital Securities, assuming that assets of the Trust were deemed to be "plan assets" of Plans investing in the Trust (see above). Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers).

    Because the Capital Securities may be deemed to be equity interests in the Trust for purposes of applying ERISA and Section 4975 of the Code, the Capital Securities may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14. Any purchaser or holder of the Capital Securities or any interest therein will be deemed to have represented by its purchase and holding thereof that it either (a) is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan or (b) is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 with respect to such purchase or holding. See "Notice to Investors." Furthermore, to avoid certain prohibited transactions under ERISA and the Code that could result under certain circumstances if the Capital Securities are deemed to be such equity interests, each investing Plan, by purchasing the Capital Securities, will be deemed to have directed the Trust to invest in the Junior Subordinated Debentures and to have appointed the Property Trustee.

    Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Capital Securities on behalf of or with "plan assets" of any Plan consult with their counsel regarding the potential consequences if the assets of the Trust were deemed to be "plan assets" and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

                              PLAN OF DISTRIBUTION

    Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Capital Securities received in exchange for Capital Securities where such Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Trust and the Corporation have agreed that, starting on the Expiration Date and ending on the close of business on the 180th day following the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, for a period ending 180 days after the Expiration Date, all dealers effecting transactions in the Exchange Securities may be required to deliver a prospectus.

    The Trust and the Corporation will not receive any proceeds from any sale of Exchange Capital Securities by broker-dealers. Exchange Capital Securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions, in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Capital Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Capital Securities. Any broker-dealer that resells Exchange Capital Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Capital Securities may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of Exchange Capital Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    For a period of 180 days after the Expiration Date, the Trust and the Corporation will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Trust and the Corporation have agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Capital Securities) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Capital Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                        VALIDITY OF EXCHANGE SECURITIES

    The validity of the Exchange Guarantee and the Exchange Junior Subordinated Debentures will be passed upon for the Corporation and certain matters of Delaware law relating to the validity of the Exchange Capital Securities will be passed upon on behalf of the Trust by Skadden, Arps, Slate, Meagher & Flom LLP. Certain matters relating to United States federal income tax consequences will be passed upon for the Corporation by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

                                    EXPERTS

    The consolidated financial statements of ONBANCorp, Inc. and subsidiaries as of December 31, 1996 and 1995 and for each of the years in the three year period ended December 31, 1996, included in ONBANCorp, Inc.'s 1996 Form 10-K incorporated by reference into this Prospectus, have been incorporated herein in reliance upon the report of KPMG Peat Marwick LLP, independent auditors, included in the 1996 Form 10-K and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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    NO DEALER, SALESMAN OR ANY OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THIS EXCHANGE OFFER AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION OR THE TRUST. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION OR THE TRUST SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                            ------------------------

                               TABLE OF CONTENTS

                                                    PAGE
                                                  ---------
Available Information...........................          9
Incorporation of Certain Documents by
  Reference.....................................          9
Summary.........................................         11
Risk Factors....................................         19
OnBank Capital Trust I..........................         25
ONBANCorp Inc...................................         25
Accounting Treatment............................         26
Use of Proceeds.................................         27
Ratios of Earnings to Fixed Charges.............         28
Capitalization..................................         29
Summary Financial Data..........................         30
The Exchange Offer..............................         31
Description of Exchange Securities..............         41
Description of Original Securities..............         64
Relationship Among the Exchange Capital
  Securities, the Exchange Junior Subordinated
  Debentures and the Exchange Guarantee.........         65
Certain United States Federal Income Tax
  Consequences..................................         67
ERISA Considerations............................         72
Plan of Distribution............................         74
Validity of Exchange Securities.................         74
Experts.........................................         74

                           60,000 CAPITAL SECURITIES
                                     ONBANK
                                CAPITAL TRUST I
                             OFFER TO EXCHANGE ITS
                       9.25% EXCHANGE CAPITAL SECURITIES
                           (LIQUIDATION AMOUNT $1,000
                         PER EXCHANGE CAPITAL SECURITY)
                      WHICH HAVE BEEN REGISTERED UNDER THE
                             SECURITIES ACT OF 1933
                                  FOR ANY AND
                             ALL OF ITS OUTSTANDING
                       9.25% ORIGINAL CAPITAL SECURITIES
                           (LIQUIDATION AMOUNT $1,000
                         PER ORIGINAL CAPITAL SECURITY)
                     FULLY AND UNCONDITIONALLY GUARANTEED,
                            AS DESCRIBED HEREIN, BY
                                ONBANCORP, INC.

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                 JULY 22, 1997

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